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                                                                     EXHIBIT 2.1
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                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                                  ODWALLA, INC.
                            a California corporation


                              FRESH SAMANTHA, INC.
                               a Maine corporation


                                       and


                          ORANGE ACQUISITION SUB, INC.
                               a Maine corporation





                          Dated as of February 2, 2000



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                                TABLE OF CONTENTS

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1.      The Merger; Effective Time...........................................................1

        1.1    The Merger....................................................................1

        1.2    Effective Time of the Merger..................................................1

        1.3    The Merger Consideration......................................................1

        1.4    Working Capital Adjustment....................................................2

        1.5    Escrow........................................................................3

2.      Purchaser and the Surviving Corporation..............................................3

        2.1    The Surviving Corporation.....................................................3

3.      Treatment of Shares..................................................................3

        3.1    Exchange of Shares............................................................3

        3.2    Mechanics of Exchange.........................................................4

        3.3    No Further Rights in Stock....................................................5

        3.4    Closing.......................................................................5

        3.5    Supplementary Action..........................................................5

        3.6    Termination of Stockholders Agreement.........................................5

4.      Closing Conditions...................................................................5

        4.1    Conditions Precedent to Obligations of the Purchaser
               and Merger Sub................................................................5

        4.2    Conditions Precedent to Obligations of the Company and
               the Selling Shareholders......................................................7

5.      Representations and Warranties of the Company and the Selling
        Shareholders.........................................................................9

        5.1    Organization; Good Standing; Qualification....................................9

        5.2    Articles of Incorporation and Bylaws; Records.................................9

        5.3    Capitalization...............................................................10

        5.4    Authority; Binding Nature of Agreements......................................10

        5.5    Non-Contravention; Consents..................................................11

        5.6    Intellectual Property........................................................12

        5.7    Proceedings; Orders..........................................................13

        5.8    Financial Statements.........................................................13

        5.9    Title to Assets..............................................................13

        5.10   Contracts....................................................................14

        5.11   Employees....................................................................15

        5.12   Compliance with Legal Requirements...........................................15

        5.13   Governmental Authorizations..................................................15

        5.14   Tax Matters..................................................................16
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        5.15   Securities Laws Compliance; Registration Rights..............................17

        5.16   Finders and Brokers; Fees....................................................17

        5.17   Environmental Compliance.....................................................17

        5.18   Insurance....................................................................17

        5.19   Related Party Transactions...................................................18

        5.20   Absence of Changes...........................................................18

        5.21   Powers of Attorney...........................................................19

        5.22   Benefit Plans; ERISA.........................................................19

        5.23   Major Suppliers..............................................................21

        5.24   Customers....................................................................21

        5.25   Full Disclosure..............................................................21

        5.26   Due Diligence Information....................................................21

        5.27   Proxy Statement..............................................................21

        5.28   The Selling Shareholders; Investment Intent and
               Restrictions.................................................................21

6.      Representations and Warranties of the Purchaser and Merger Sub......................23

        6.1    Organization; Good Standing; Qualification...................................23

        6.2    Capitalization...............................................................24

        6.3    Subsidiaries.................................................................24

        6.4    Authorization................................................................24

        6.5    Valid Issuance of the Stock..................................................25

        6.6    Governmental and Third-Party Consents........................................25

        6.7    SEC Filings; Financial Statements............................................25

        6.8    No Changes...................................................................26

        6.9    Compliance with Laws.........................................................26

        6.10   Compliance with Other Instruments; No Conflict...............................26

        6.11   Litigation...................................................................26

        6.12   Tax Returns and Payments.....................................................27

        6.13   Finders and Brokers; Fees....................................................27

        6.14   Rights of Registration.......................................................27

        6.15   Voting Rights................................................................27

        6.16   Labor Relations and Employee Matters.........................................27

        6.17   No Other Agreements to Sell the Assets or Capital Stock
               of the Purchaser.............................................................28

        6.18   Investment Representations...................................................28

        6.19   Proxy Statement..............................................................28

7.      Pre-Closing Covenants of the Company and the Selling
        Shareholders........................................................................28

        7.1    Access and Investigation.....................................................28
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        7.2    Operation of Company Business................................................29

        7.3    Representing Party Actions...................................................30

        7.4    Filings and Consents.........................................................31

        7.5    Notification; Updates to Company Disclosure Schedule.........................31

        7.6    No Negotiation...............................................................31

        7.7    Best Efforts.................................................................32

8.      Pre-Closing Covenants of the Purchaser..............................................32

        8.1    Access and Investigation.....................................................32

        8.2    Filings and Consents.........................................................32

        8.3    Operation of Purchaser Business..............................................33

        8.4    Notification; Updates to Purchaser Disclosure Schedule.......................34

        8.5    Best Efforts.................................................................34

        8.6    Grant of Purchaser Options...................................................34

        8.7    Repayment of Indebtedness....................................................34

        8.8    Board of Directors...........................................................35

9.      Other Agreements....................................................................35

        9.1    Increase of Purchaser Credit Facility........................................35

        9.2    Proxy Statement; Other Filings...............................................35

        9.3    Meeting of Purchaser Shareholders............................................36

        9.4    Confidentiality..............................................................36

        9.5    Public Disclosure............................................................36

        9.6    No Inconsistent Action.......................................................37

        9.7    Covenant Not To Compete; Non-Solicitation....................................37

        9.8    The LLC......................................................................37

        9.9    Transfer of LLC Interests and Purchaser Stock................................38

        9.10   Antitrust Laws...............................................................38

10.     Termination.........................................................................38

        10.1   Termination Events...........................................................38

        10.2   Termination Procedures.......................................................38

        10.3   Effect of Termination........................................................39

        10.4   Exclusivity of Termination Rights............................................39

11.     Indemnification, etc................................................................39

        11.1   Survival of Representations and Covenants....................................39

        11.2   Indemnification of the Purchaser; Limits on Purchaser
               Obligations..................................................................39

        11.3   No Contribution..............................................................40

        11.4   Defense of Third Party Claims................................................40
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        11.5   Sole Remedy..................................................................41

        11.6   Indemnification of Persons Other than the Indemnitees........................41

12.     Miscellaneous.......................................................................41

        12.1   Further Assurances...........................................................41

        12.2   Fees and Expenses............................................................41

        12.3   Attorneys' Fees..............................................................42

        12.4   Transfer Taxes...............................................................42

        12.5   Governing Law; Arbitration...................................................42

        12.6   Successors and Assigns.......................................................42

        12.7   Entire Agreement.............................................................42

        12.8   Separability.................................................................42

        12.9   Amendments...................................................................43

        12.10  Notices......................................................................43

        12.11  Publicity and Use of Confidential Information................................46

        12.12  Counterparts.................................................................46

        12.13  Delays or Omissions; Waivers.................................................46

        12.14  Remedies Cumulative; Specific Performance....................................46

        12.15  Headings.....................................................................47

        12.16  Construction.................................................................47
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                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of February 2, 2000, by and among ODWALLA, INC., a California corporation (the "Purchaser"), FRESH SAMANTHA, INC., a Maine corporation (the "Company"), ORANGE ACQUISITION SUB, INC., a Maine corporation and a wholly-owned subsidiary of Purchaser (the "Merger Sub"), the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations," SAMANTHA INVESTORS, LLC, a Massachusetts limited liability company (the "LLC"), and the individuals and Entities listed on Schedule I attached hereto. Certain capitalized terms in this Agreement are defined in Exhibit A.

                                    RECITALS

    A. The Board of Directors of Purchaser, Merger Sub and the Company each have determined that it is in the best interests of their respective shareholders for the Purchaser to acquire the Company by the merger of the Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth herein (the "Merger").

    B. For federal income tax purposes, it is intended that the Merger constitute a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a plan of reorganization for purposes of
        Section 368 of the Code.

                                    AGREEMENT

        The Purchaser, the Company, the Merger Sub and the Selling Shareholders, intending to be legally bound, agree as follows:

1.      THE MERGER; EFFECTIVE TIME.

        1.1 THE MERGER.

        Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into the Company, the Company shall be the surviving corporation in such Merger (the "Surviving Corporation"), and the separate existence of Merger Sub shall thereupon cease. The Merger shall have the effects set forth in Sections 902 through 910 of the Maine Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property, rights, powers, privileges and franchises of Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. Immediately following the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of Purchaser.

        1.2 EFFECTIVE TIME OF THE MERGER.

        The Merger shall become effective upon the completion of the filing of properly executed Articles of Merger with the Secretary of State of the State of Maine, which filing shall be made as soon as practicable on the Closing Date upon satisfaction or waiver of the conditions set forth in Section 4. When used in this Agreement, the term "Effective Time" with respect to the Merger shall mean the date and time at which such Articles of Merger have been accepted for filing by the Secretary of State of the State of Maine.

        1.3 THE MERGER CONSIDERATION.

                (a) Each Holder shall receive a portion of the Merger Consideration in consideration of the shares of Company Stock held by such Holder as more fully set forth in Section 3.1.

                (b) For purposes of this Agreement, "Aggregate Merger Consideration" shall be equal to the number of shares of Purchaser Stock determined by dividing (i) the number of shares of Purchaser Stock which, as



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of immediately prior to the Effective Time, are either (A) issued and outstanding (excluding any shares of Purchaser Stock actually issued by the Purchaser as contemplated in the last paragraph of Section 8.3) or (B) issuable upon the exercise, exchange or conversion of any outstanding warrants, options, convertible or exchangeable securities or other rights to acquire Purchaser Stock other than options issued under the Purchaser's 1997 Stock Option Plan, in each case, whether or not currently exercisable, by (ii) 1.7027. By way of example and for the avoidance of doubt, if (i) the Effective Time were 9:00 a.m. San Francisco time on January 27, 2000, (ii) 258,667 additional shares of Purchaser Stock had been issued, and (iii) the Catterton Warrant had been cancelled, then the Aggregate Merger Consideration would be 3,812,122 shares of Purchaser Stock.

        1.4 WORKING CAPITAL ADJUSTMENT.

                (a) Not later than seven (7) business days prior to the anticipated Closing Date:

                        (i) the Purchaser shall provide the Company with (A) a statement of Pre-Closing Working Capital prepared by the Purchaser, together with all supporting work papers therefor, and (B) a good faith estimate of the Purchaser's Working Capital as of the anticipated Closing Date prepared by the Purchaser, together with all supporting work papers therefor; and

                        (ii) the Company shall provide the Purchaser with (A) a statement of Pre-Closing Working Capital prepared by the Company, together with all supporting work papers therefor, and (B) a good faith estimate of the Company's Working Capital as of the anticipated Closing Date prepared by the Company, together with all supporting work papers therefor.

        Upon receipt of a statement of the other party's Pre-Closing Working Capital and estimate of Working Capital as of the anticipated Closing Date, the Company together with the Company's advisors and the Purchaser together with the Purchaser's advisors shall promptly review the information provided by the other party. Each of the Company and the Purchaser and their respective advisors shall provide written notice to the other at least two (2) business days prior to the anticipated Closing Date if they dispute the information provided by the other party. If either or both parties provide notice of a dispute, the parties shall confer promptly and cooperate in good faith to resolve any such dispute.

                (b) If a party does not provide timely notice of a dispute, such party will be deemed to have accepted and approved the other party's estimate. If either or both parties provide notice of a dispute, the parties shall confer promptly and cooperate in good faith to resolve any such dispute. The estimate provided by the Purchaser (as adjusted if necessary to resolve any aforementioned dispute) shall be referred to as the Purchaser's "Actual Working Capital." The estimate provided by the Company (as adjusted if necessary to resolve any aforementioned dispute) shall be referred to as the Company's "Actual Working Capital."

                (c) If the Actual Working Capital of Purchaser and/or the Company exceeds its respective Working Capital Target, then the "Working Capital Excess" of Purchaser and/or the Company, as the case may be, shall be equal to the amount, if any, by which (i) the applicable Actual Working Capital minus the net proceeds of any Equity Sale of the applicable party exceeds (ii) the Working Capital Target of the applicable party plus One Million Dollars ($1,000,000).

                (d) If the Working Capital Target of Purchaser and/or the Company exceeds its respective Actual Working Capital, then the "Working Capital Shortfall" of Purchaser and/or the Company, as applicable, shall be equal to the amount, if any, by which the Working Capital Target of the applicable party exceeds the Actual Working Capital of the applicable party.

                (e) The Aggregate Merger Consideration shall be (i) increased by a number of shares of Purchaser Stock equal to (A) the sum of the Purchaser Working Capital Shortfall and the Company Working Capital Excess, if any, divided by (B) the Average Purchaser Stock Price on the Closing Date, and (ii) decreased by a number of shares of Purchaser Stock equal to (A) the sum of the Purchaser Working Capital Excess and the Company Working Capital Shortfall, if any, divided by (B) the Average Purchaser Stock Price on the Closing Date.



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The Aggregate Merger Consideration, as adjusted pursuant to this clause (e), shall be referred to as the "Merger Consideration."

        1.5 ESCROW.

                (a) As the sole source for the payment of each Representing Party's indemnification obligations set forth herein (except as provided otherwise in the last sentence of Section 11.2(a)), the Purchaser will deliver to the Escrow Agent under an escrow agreement (the "Escrow Agreement") in substantially the form attached hereto as Exhibit B, a number of shares equal to fifteen percent (15%) of each Holder's allocable portion of the Merger Consideration determined in accordance with Section 3.1(b) (in the aggregate, the "Holdback Amount").

                (b) Each Selling Shareholder's Pro Rata Share of the Holdback Amount shall provide the sole source for the payment of such Selling Shareholder's indemnification obligations set forth herein (except as provided otherwise in the last sentence of Section 11.2(a)).

2.      PURCHASER AND THE SURVIVING CORPORATION.

        2.1 THE SURVIVING CORPORATION.

        The initial Articles of Incorporation, Bylaws, directors and officers of the Surviving Corporation shall be as set forth in the Plan of Merger attached hereto as Exhibit C.

3.      TREATMENT OF SHARES.

        3.1 EXCHANGE OF SHARES.

                (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of Merger Sub common stock, $.001 par value, which shall be outstanding immediately prior to the Effective Time of the Merger, shall be converted into the number of shares of common stock of the Surviving Corporation equal to the number of shares of common stock of Merger Sub then outstanding.

                (b) Subject to Section 1.5, each share of:

                        (i) Company Class A Stock outstanding immediately prior to the Effective Time (other than Treasury Shares as set forth below) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive a portion of the Merger Consideration equal to the number of shares of Purchaser Stock derived by obtaining the quotient of (A) ten percent (10%) of the Merger Consideration divided by (B) the number of shares of Company Class A Stock; and

                        (ii) Company Class L Stock and Company Preferred Stock outstanding immediately prior to the Effective Time (other than Treasury Shares as set forth below) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive a portion of the Merger Consideration equal to the number of shares of Purchaser Stock derived by obtaining the quotient of (A) ninety percent (90%) of the Merger Consideration multiplied by the Preference Amount of such share divided by (B) the aggregate Preference Amount of all such outstanding shares;

provided, that, in no event shall the aggregate number of shares of Purchaser Stock issued as the Merger Consideration be increased by the operation of this
Section 3.1(b).

                        (c) At the Effective Time, by virtue of the Merger and without any action on the part of the Holder thereof, each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company (the "Treasury Shares"), and each such share of Company Common Stock and Company Preferred Stock held by the Purchaser or any subsidiary of the Purchaser immediately prior to the Effective Time, shall be canceled and retired and cease to exist, and no consideration shall be given in exchange therefor.



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                (d) At the Effective Time, eighty five percent (85%) of the portion of the Merger Consideration determined in accordance with Section 3.1(b) shall be delivered to each Holder upon the surrender of the certificates formerly representing the Stock in accordance with Section 3.2 of this Agreement.

                (e) No fraction of a share of Purchaser Stock shall be issued in the Merger. Any such fractional shares shall be rounded to the nearest whole number.

                (f) The issuance of shares of Purchaser Stock in connection with the Transactions will not be registered under the Securities Act. Such shares may not be transferred or resold thereafter, except in compliance with the terms of this Agreement and the other Transactional Agreements and following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act.

        3.2 MECHANICS OF EXCHANGE.

                (a) As of the Effective Time, each Holder shall be entitled to surrender the certificate or certificates, which immediately prior to the Effective Time represented the Stock (the "Certificates"), to the Purchaser on behalf of the Surviving Corporation for cancellation in exchange for such Holder's allocable portion of the Merger Consideration, fifteen percent (15%) of which Merger Consideration shall be deposited with the Escrow Agent as provided in Section 1.5. It shall be a condition of delivery of the Merger Consideration that (i) the Certificates surrendered by the Holders shall be in proper form for cancellation by the Purchaser and (ii) the Holders shall have provided the Purchaser with evidence that all transfer or similar Taxes required by reason of the surrender of such Holder's Certificates, if any, have been paid by such Holders.

                (b) From and after the Effective Time, there shall be no transfers of the Stock on the stock transfer books of the Company. If, after the Effective Time, Certificates formerly representing the Stock are presented to the Purchaser for payment, they shall be cancelled and exchanged for the applicable portion of the Merger Consideration in accordance with the procedures set forth in this Section.

                (c) At or prior to the Effective Time of the Merger, Purchaser shall deliver to the Escrow Agent shares of Purchaser Stock in an aggregate amount equal to the Holdback Amount.

                (d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Holder thereof claiming such Certificate to be lost, stolen or destroyed, the Purchaser will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the portion of the Merger Consideration for which the shares of Stock represented by the Certificate are exchangeable in accordance with this
Section 3. When authorizing such issuance in exchange therefor, the Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the Holder to give the Purchaser a bond in such sum as it may direct as indemnity, or such other form of indemnity, as it shall direct, against any claim that may be made against the Purchaser with respect to the Certificate alleged to have been lost, stolen or destroyed.

                (e) The Purchaser and the Surviving Corporation may, at their option, appoint a bank or trust company selected by the Purchaser to act as exchange agent in connection with the Transactions.

                (f) If any certificate for Purchaser Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall (i) pay to the Purchaser any transfer or other Taxes required by reason of the issuance of certificates for such securities in a name other than that of the registered holder of the Certificate surrendered, or (ii) establish to the satisfaction of the Purchaser that such Tax has been paid or is not applicable.

                (g) Notwithstanding anything in this Agreement to the contrary, neither the Purchaser nor any other party hereto shall be liable to a holder of shares of Stock for any portion of the Merger Consideration, or dividend on shares of Purchaser Stock issued as part of the Merger Consideration, delivered to a public official pursuant to applicable escheat laws following the passage of time specified therein.



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        3.3 NO FURTHER RIGHTS IN STOCK.

        All securities received by each Holder pursuant to this Agreement and the Escrow Agreement shall be deemed to have been delivered and received in full satisfaction of all rights pertaining to such Holder's shares of Stock. Except as otherwise provided by law, at the Effective Time, the Holders shall cease to have any rights with respect to shares of Stock, and their sole right shall be to receive the Merger Consideration.

        3.4 CLOSING.

        The closing of the Transactions (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105-2482 at 9:00 a.m., local time, on the later of (x) April 26, 2000 or (y) the fifth (5th) business day after the day on which all of the conditions set forth in Sections 4.1 and 4.2 hereof are satisfied or waived (or the applicable party receives reasonable assurances that such conditions will have been satisfied by such fifth (5th) business day), or at such other date, time and place as the parties shall otherwise agree (the date of such Closing, the "Closing Date").

        3.5 SUPPLEMENTARY ACTION.

        If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either Constituent Corporation, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the Constituent Corporations, in the name of and on behalf of either Constituent Corporation as appropriate, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

        3.6 TERMINATION OF STOCKHOLDERS AGREEMENT.

        By executing this Agreement, each of the Company and each Selling Shareholder hereby agrees that from and after the Effective Time, the Amended and Restated Stockholders Agreement, dated as of September 10, 1999, by and among the Company and the Selling Shareholders (as it may be amended, restated or otherwise modified from time to time, the "Company Stockholders Agreement") shall terminate and be of no further force and effect and that no party thereto shall have any further rights or obligations thereunder.

4.      CLOSING CONDITIONS.

        4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER AND MERGER SUB.

        The Purchaser's and Merger Sub's obligations to consummate the Merger and to take the other actions required to be taken by the Purchaser and Merger Sub at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 12.13):

                (a) the representations and warranties made by (i) the Company in Section 5 hereof and in each other Transactional Agreement and (ii) the Representing Parties in Section 5.28 hereof, in each other Transactional Agreement and in the Rights Agreement shall be true and accurate in all respects as of the Closing Date as though made on and as of the Closing Date, except for the breach or inaccuracy of any such representations or warranties that is not reasonably likely to have a Material Adverse Effect on the Company;

                (b) all covenants and agreements contained in this Agreement, in any other Transactional Agreement or in the Rights Agreement to be observed by the LLC, Selling Shareholders and/or the Company on or prior to the Closing shall have been performed or complied with in all material respects;



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                (c) the Selling Shareholders, the LLC or the Company, as
applicable, shall have delivered the following documents to the Purchaser:

                        (i) the Escrow Agreement, duly executed by the Selling Shareholders and the LLC;

                        (ii) a shareholders' rights agreement, duly executed by the Representing Parties who shall be parties thereto and substantially in the form of Exhibit D attached hereto (the "Rights Agreement");

                        (iii) the legal opinion of Ropes & Gray, counsel to certain of the Selling Shareholders, dated the Closing Date, in substantially the form of Exhibit E;

                        (iv) the legal opinion of Verrill & Dana, LLP, counsel to the Company, dated the Closing Date, in substantially the form of Exhibit F;

                        (v) the legal opinion of Drummond Woodsum & MacMahon, counsel to certain of the Selling Shareholders, dated the Closing Date, in substantially the form of Exhibit G;

                        (vi) a certificate (the "Company Closing Certificate") executed on behalf of the Company by a senior executive officer of the Company, dated as of the Closing Date, (A) certifying to the satisfaction of the conditions specified in Sections 4.1(a) and (b) with respect to the Company, (B) certifying that the Stock is not a United States real property interest within the meaning of Section 897 of the Code, and has not been a United States real property interest for the five-year period ending as of the Closing Date, and
(C) setting forth the capitalization of the Company as of immediately prior to the Effective Time in the manner set forth in Section 5.3;

                        (vii) a certificate (the "Selling Shareholders Closing Certificate") of each Selling Shareholder and the LLC, where applicable, dated as of the Closing Date, and certifying to the satisfaction of the conditions specified in Sections 4.1(a) and (b) with respect to such Selling Shareholder or the LLC, where applicable;

                        (viii) the written resignations of the members of the Company Board;

                        (ix) written evidence reasonably satisfactory to Purchaser of the cancellation of the Company Warrants;

                        (x) written evidence reasonably satisfactory to the Purchaser that any Person who shall become a party to the Company Stockholders Agreement after the date of this Agreement shall have agreed to the termination of the Company Stockholders Agreement as of the Effective Time; and

                        (xi) written evidence reasonably satisfactory to the Purchaser of (A) the termination of the Company's 1999 Stock Option Plan, and
(B) the cancellation of all option agreements and other rights to purchase the capital stock of the Company issued thereunder (other than Company Options which shall have been exercised);

                (d) the Purchaser shall have approved the Company's Working Capital estimate as contemplated in Section 1.4(b) (which approval shall not be unreasonably withheld) and the Company's Actual Working Capital shall be not less than negative Five Million Two Hundred Fifty Dollars (-$5,250,000);

                (e) to the reasonable satisfaction of Purchaser and its counsel, the offer and sale of the Purchaser Stock pursuant to the terms of this Agreement shall comply with an exemption from registration under the Securities Act and/or any applicable federal or state securities laws and regulations;

                (f) all corporate and other proceedings required to be taken on the part of the Company, the LLC and the Selling Shareholders in connection with this Agreement, the Transactional Agreements and the Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and in substance to the Purchaser and its counsel;

                (g) not more than one percent (1%) of the shares of Stock shall dissent from the Merger;

                (h) each of the Consents identified or required to be identified in Part 5.5(b) of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect;

                (i) there shall have been no event or circumstance after the date of this Agreement that is reasonably likely to have a Material Adverse Effect on the Company;

                (j) there shall not have been commenced or expressly threatened by any Person other than the Purchaser, the Company, the Selling Shareholders or their respective Affiliates any Proceeding which is reasonably likely to result in the issuance of any judgment, Order, decree or injunction by a court of competent jurisdiction that would prevent consummation of the Transactions or cause the Transactions to be rescinded following consummation;

                (k) no Person other than a holder of Company Stock or Company Options shall have made or expressly threatened any material claim asserting that such Person (i) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Company, and (ii) may be entitled to all or any material portion of the Merger Consideration;

                (l) neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser to suffer a Material Adverse Effect as a result of (i) a change in any applicable legal requirement after the date of this Agreement or any Order issued after the date of this Agreement, or (ii) any legal requirement or Order that is proposed after the date of this Agreement by or before any Governmental Body;

                (m) the Purchaser shall have received a written opinion from Morrison & Foerster, LLP, in substantially the form attached hereto as Exhibit H, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Morrison & Foerster, LLP shall be entitled to receive and rely upon representations of officers of the Purchaser and the Company as to such matters as they may reasonably request;

                (n) the Purchaser shall have received reasonable assurances that debt financing on terms at least as favorable or more favorable to Purchaser than those terms in the Bank Term Sheet shall be available to the Purchaser at the Effective Time;

                (o) Concurrently with the Closing or immediately thereafter, the Purchaser shall have sold not less than six million dollars ($6,000,000) of Purchaser Stock upon terms and conditions at least as favorable or more favorable to Purchaser than those set forth in Exhibits L-1 and L-2;

                (p) the issuance by Purchaser of the Merger Consideration and (unless the Purchaser and the Company mutually agree not to submit this Agreement and the Merger to the shareholders of Purchaser for approval) this Agreement and the Merger shall have been duly approved and adopted by the requisite vote under applicable law of the shareholders of the Purchaser and Merger Sub;

                (q) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

                (r) not more than five percent (5%) of the shares of Purchaser Stock outstanding on the record date for the Purchaser Shareholders' Meeting shall be "dissenting shares" under California law in connection with any vote of the shareholders of Purchaser in connection with the Transactions.

        4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

        The Company's and the Selling Shareholders' obligations to consummate the Merger and to take the other actions required to be taken by the Company and the Selling Shareholders at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company in the determination of the Company on behalf of the Company and the Selling Shareholders, in whole or in part, in accordance with Section 12.13):

                (a) the representations and warranties made by the Purchaser and Merger Sub in Section 6 hereof and in each other Transactional Agreement, and the representations and warranties made by the Purchaser and each shareholder of Purchaser who is a party thereto in the Rights Agreement, shall be true and accurate in all respects as of the Closing Date as though made on and as of the Closing Date, except for the breach or inaccuracy of any such representations or warranties that is not reasonably likely to have a Material Adverse Effect on the Purchaser;

                (b) all covenants and agreements contained in this Agreement, in any other Transactional Agreement or in the Rights Agreement to be observed by the Purchaser, Merger Sub and/or any shareholder of the Purchaser on or prior to the Closing shall have been performed or complied with in all material respects;

                (c) the Purchaser shall have delivered the following documents to the Selling Shareholders and/or the Company, as the case may be:

                        (i) the Escrow Agreement, duly executed by the Purchaser;

                        (ii) the Rights Agreement, duly executed by the Purchaser and each shareholder of the Purchaser who shall be a party thereto;

                        (iii) a certificate (the "Purchaser Closing
Certificate") executed on behalf of the Purchaser by a senior executive officer of the Purchaser, dated as of the Closing Date, (A) certifying to the satisfaction of the conditions specified in Sections 4.2(a) and (b), and (B) setting forth the capitalization of the Purchaser as of immediately prior to the Effective Time in the manner set forth Section 6.2;

                        (iv) the legal opinion of Morrison & Foerster, LLP, counsel to the Purchaser and Merger Sub, dated the Closing Date, in substantially the form of Exhibit I;

                (d) the Company shall have approved the Purchaser's Working Capital estimate as contemplated in Section 1.4(b) (which approval shall not be unreasonably withheld) and the Purchaser's Actual Working Capital shall be not less than Four Million Two Hundred Fifty Thousand Dollars ($4,250,000);

                (e) all shares of Purchaser Preferred Stock shall have converted into shares of Purchaser Stock;

                (f) written evidence reasonably satisfactory to the Company of the cancellation of the Catterton Warrant;

                (g) neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Company or the Selling Shareholders to suffer a Material Adverse Effect as a result of (i) a change in any applicable legal requirement after the date of this Agreement or any Order issued after the date of this Agreement, or (ii) any legal requirement or Order that is proposed after the date of this Agreement by or before any Governmental Body;

                (h) there shall have been no event or circumstance after the date of this Agreement that is reasonably likely to have a Material Adverse Effect on the Purchaser;

                (i) there shall not have been commenced or expressly threatened by any Person other than the Purchaser, the Company, the Selling Shareholders or their respective Affiliates any Proceeding which is reasonably likely to result in the issuance of any judgment, Order, decree or injunction by a court of competent jurisdiction which would prevent consummation of the Transactions or cause the Transactions to be rescinded following consummation;

                (j) the Company shall have received a written opinion from Ropes & Gray in substantially the form attached hereto as Exhibit J, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Ropes & Gray shall be entitled to receive and rely upon representations of officers of the Purchaser and the Company as to such matters as they may reasonably request;

                (k) the issuance by Purchaser of the Merger Consideration and (unless the Purchaser and the Company mutually agree not to submit this Agreement and the Merger to the shareholders of Purchaser for approval) this Agreement and the Merger shall have been duly approved and adopted by the requisite vote under applicable law of the shareholders of the Purchaser and Merger Sub;

                (l) each consent and other item identified or required to be identified in Part 6.6 of the Purchaser Disclosure Schedule shall have been obtained and shall be in full force and effect;

                (m) the Purchaser shall have received reasonable assurances that debt financing on terms at least as favorable or more favorable to Purchaser than those terms in the Bank Term Sheet shall be available to the Purchaser at the Effective Time;

                (n) concurrently with the Closing or immediately thereafter, the Purchaser shall have sold not less than six million dollars ($6,000,000) of Purchaser Stock upon terms and conditions at least as favorable or more favorable to Purchaser than those set forth in Exhibits L-1 and L-2;

                (o) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

                (p) not more than five percent (5%) of the shares of Purchaser Stock outstanding on the record date for the Purchaser Shareholders' Meeting shall be "dissenting shares" under California law in connection with any vote of the shareholders of Purchaser in connection with the Transactions.

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
        SHAREHOLDERS.

        Except as specifically set forth in the disclosure schedule provided by the Company and attached hereto as Schedule II (the "Company Disclosure Schedule"), the parts of which are numbered to correspond to the Section numbers of this Agreement, the Company hereby represents and warrants to the Purchaser (and only with respect to Section 5.28, each Selling Shareholder or, if applicable, the LLC, represents and warrants, solely as to itself, to the Purchaser) as follows:

        5.1 ORGANIZATION; GOOD STANDING; QUALIFICATION.

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine, is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry out the provisions hereof and thereof, and to carry on its business as currently conducted.

                (b) The Company has no subsidiaries and does not own, beneficially or otherwise, any shares or other securities of, or any other direct or any other indirect interest of any nature in, any Entity.

        5.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS.

                (a) The Company has made available to the Purchaser accurate and complete copies of:

                        (i) the Company's Articles of Incorporation and Bylaws, including all amendments thereto, as presently in effect;

                        (ii) the stock records of the Company; and

                        (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Company Board and all committees of the Company Board.

There have been no meetings or other proceedings of the shareholders of the Company, the Company Board or any committee of the Company Board that are not memorialized in such minutes or other records, the absence of which would have a Material Adverse Effect on the Company.

                (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names listed on Part 5.2 of the Company Disclosure Schedule.

                (c) There has not been any material violation of the Company's Articles of Incorporation or Bylaws or of any resolution adopted by the Company's shareholders, the Company Board or any committee of the Company Board.

        5.3 CAPITALIZATION.

                (a) As of the date of this Agreement, the authorized capital stock of the Company consists of four million (4,000,0000) shares of Class A-1 Common Stock, par value $0.01 per share, none of which are issued and outstanding, one million one hundred twenty five thousand (1,125,000) shares of Class A-2 Common Stock, par value $0.01 per share, none of which are issued and outstanding, one million one hundred twenty five thousand (1,125,000) shares of Class A-3 Common Stock, par value $0.01 per share, of which two hundred seventy-seven thousand seven hundred seventy (277,770) are issued and outstanding, fifty thousand (50,000) shares of Class L-1 Common Stock, par value $0.01 per share, of which twenty one thousand seven hundred thirteen (21,713) shares are issued and outstanding, fifty thousand (50,000) shares of Class L-2 Common Stock, par value $0.01 per share, of which nine thousand one hundred fifty one (9,151) shares are issued and outstanding, one hundred sixty thousand (160,000) shares of Class N-1 Preferred Stock, par value $0.01 per share, of which one hundred forty thousand seven hundred and two (140,702) shares are issued and outstanding, and eighty thousand (80,000) shares of Class N-2 Preferred Stock, par value $0.01 per share, of which seventy seven thousand four hundred eighty (77,480) shares are issued and outstanding. No other shares of capital stock are issued or outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in full compliance with all applicable securities laws and other applicable legal requirements. Part 5.3(a) of the Company Disclosure Schedule accurately sets forth (i) the names of the employees/consultants who have been granted Company Options and the names of the individuals who have been issued Company Warrants; (ii) the number of Company Options held by such employee/consultant as of the date of this Agreement, if any; and (iii) the number of the Company Warrants issued to such individual.

                (b) There is no:

                        (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company;

                        (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or

                        (iii) to the Knowledge of the Company, condition or circumstance that may directly or indirectly give rise to or provide a basis for a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

        5.4 AUTHORITY; BINDING NATURE OF AGREEMENTS.

        The Company has the corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transactional Agreements to which it is or is contemplated to be a party, and the execution, delivery and performance by the Company of this Agreement and such Transactional Agreements have been duly authorized by all necessary action on the part of the Company Board and its shareholders. This Agreement and the other Transactional Agreements constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

        5.5 NON-CONTRAVENTION; CONSENTS.

                (a) The execution and delivery of this Agreement and the other Transactional Agreements, and the consummation of the Transactions, by the Company will not, directly or indirectly (with or without notice or lapse of time):

                        (i) contravene, conflict with or result in a material violation of (A) the Company's Articles of Incorporation or Bylaws, or (B) any resolution adopted by the Company Board or any committee thereof or the shareholders of the Company;

                        (ii) to the Knowledge of the Company, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which the Company or any assets owned or used by it are subject, in each case where such conflict or remedy would be reasonably likely to have a Material Adverse Effect on the Company;

                        (iii) to the Knowledge of the Company, contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that would otherwise be reasonably likely to have a Material Adverse Effect on the Company;

                        (iv) contravene, conflict with or result in a material violation or material breach of, or material default under, any Material Company Contract;

                        (v) give any Person the right to any payment by the Company or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any Person, in any such case as a result of the change in control of the Company or otherwise resulting from the Transactions;

                        (vi) result in the imposition or creation of any material encumbrance upon or with respect to any asset owned or used by the Company; or

                        (vii) require the Company to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transactional Agreements or the consummation or performance of any of the Transactions.

                (b) Other than the filings and submissions that the Company shall make under the HSR Act in connection with the Transactions, the Company will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions, except for filings, the failure of which to make, and Consents, the failure of which to obtain, are not reasonably likely to have a Material Adverse Effect on the Company.

        5.6 INTELLECTUAL PROPERTY.

                (a) Part 5.6 of the Company Disclosure Schedule sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, registered maskworks, registered and material unregistered trade names and registered and material unregistered service marks, and any applications therefor in respect of any of the foregoing, included in the Company's Proprietary Assets, and specifies, where applicable, the jurisdictions in which each such Proprietary Asset has been issued or registered or for which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Part 5.6 of the Company Disclosure Schedule also sets forth a complete list of all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other Person is authorized to use any of the Company's Proprietary Assets (excluding end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same), and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Company is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company's rights under such license, sublicense or agreement, and except for such violations as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. Except for any consents to transfer required under any Material Company Contract, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, (i) will not cause the Company to be in material violation or default under any such license, sublicense or agreement, (ii) will not entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) will not require the Company to repay any funds already received by it from a third party, except, in each case or in the aggregate, where such action(s) would not be reasonably likely to have a Material Adverse Effect on the Company.

                (b) The Company has all right, title and interest in and to and is (i) the sole and exclusive owner or (ii) the licensee of (free and clear of any liens or encumbrances), the Company's Proprietary Assets, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby.

                (c) No claims with respect to the Company's Proprietary Assets have been asserted or, to the Knowledge of the Company, are threatened by any Person for any bona fide claims: (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company as now manufactured, sold, licensed or used or proposed for manufacture, sale, licensing or use by the Company infringes on any third party's Proprietary Assets; (ii) against the use by the Company of its Proprietary Assets in its business as currently conducted; or (iii) challenging the ownership by the Company, validity or enforceability of any of the Company's Proprietary Assets, except in each case or in the aggregate, where such claims which would not be reasonably likely to have a Material Adverse Effect on the Company. To the Company's Knowledge, all registered patents, trademarks, service marks and copyrights held by the Company, if any, are valid and subsisting.

                (d) To the Knowledge of the Company, there is no material unauthorized use, infringement or misappropriation of any of the Company's Proprietary Assets by any third party, including any employee or former employee of the Company, except where such action would not be reasonably likely to have a Material Adverse Effect on the Company.

                (e) None of the Company's Proprietary Assets are subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.

                (f) The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        5.7 PROCEEDINGS; ORDERS.

                (a) There is no pending Proceeding, and, to the Company's Knowledge, no Person has threatened to commence any Proceeding:

                        (i) to which the Company is a party and that is reasonably likely to have a Material Adverse Effect on the Company; or

                        (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions or the Company's ability to comply with or perform its obligations and covenants under the Transactional Agreements, and, to the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                (b) The Company has made available to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in Part 5.7(a) of the Company Disclosure Schedule, if any.

                (c) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject, except where such Order would not be reasonably likely to have a Material Adverse Effect on the Company.

                (d) To the Company's Knowledge, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

        5.8 FINANCIAL STATEMENTS.

                (a) The Company has delivered to the Purchaser the audited balance sheet of the Company as of October 30, 1999, and the related audited statements of operations, changes in shareholders' equity and cash flows of the Company for the period ended October 30, 1999, together with the notes thereto (collectively, the "Financial Statements"), which are attached as Exhibit K.

                (b) The Financial Statements (i) were prepared from the books and records of the Company, (ii) present fairly the financial position of the Company as of the date thereof and the results of operations and cash flows for the period then ended, and (iii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and in all material respects with the published rules and regulations of the SEC.

                (c) As of the date of this Agreement, the Company has and as of the Closing Date will have no Liabilities in excess of Fifty Thousand Dollars ($50,000), individually or in the aggregate, not reflected in the Financial Statements.

        5.9 TITLE TO ASSETS.

                (a) The Company owns, and has good and valid title to, all assets purported to be owned by it, free and clear of any material encumbrances, except for Permitted Liens.

                (b) Part 5.9(b) of the Company Disclosure Schedule identifies all equipment, furniture, fixtures, improvements and other tangible assets owned by the Company with a book value over Twenty-Five Thousand Dollars ($25,000), and sets forth the original cost and book value of each of said assets.

                (c) Except as would not be reasonably likely to have a Material Adverse Effect on the Company, each asset identified in Part 5.9(b) of the Company Disclosure Schedule:

                        (i) is free of material defects and deficiencies and in good condition and repair, consistent with its age and intended use (ordinary wear and tear excepted); and

                        (ii) is adequate for its current use.

                (d) The Company does not own any real property or any interest in real property, except for the interests created under the real property leases identified in Part 5.9(d) of the Company Disclosure Schedule (the "Leased Premises"). Part 5.9(d) of the Company Disclosure Schedule lists the premises covered by said leases.

                (e) All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the Knowledge of the Company, there exists no default thereunder.

        5.10 CONTRACTS.

                (a) Part 5.10 of the Company Disclosure Schedule identifies each Material Company Contract. The Company has made available to the Purchaser accurate and complete copies of all Material Company Contracts, including all amendments thereto.

                (b) Each Material Company Contract is currently valid and in full force and effect, and is enforceable by the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity, or (ii) the failure of any such Material Company Contract to be valid and in full force and effect is not reasonably likely to have a Material Adverse Effect on the Company.

                (c) (i) The Company is not in material default under any Material Company Contract, (ii) to the Knowledge of the Company, no Person has violated or breached, or declared or committed any material default under, any Material Company Contract; and (iii) the Company has not waived any of its rights under any Material Company Contract.

                (d) (i) The Company is not party to any Contract pursuant to which it has guaranteed, insured or may otherwise become liable for, and none of its assets are pledged to secure, the performance or payment of any obligation or other Liability of any other Person; and (ii) the Company is not a party to or bound by any material joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract.

                (e) No Person is renegotiating any material amount paid or payable to the Company under any Material Company Contract (individually or in the aggregate) or any other material term or provision of any Material Company Contract.

                (f) Part 5.10(f) of the Company Disclosure Schedule identifies and provides an accurate and complete description of each proposed Material Company Contract (i) as to which any bid, offer, written proposal, term sheet or similar document has been submitted to or received by the Company and is outstanding, and (ii) that involves obligations in excess of Twenty-Five Thousand Dollars ($25,000).

                (g) No party to any Material Company Contract has notified the Company to the effect that the Company has failed to perform a material obligation thereunder.

        5.11 EMPLOYEES.

                (a) Part 5.11(a) of the Company Disclosure Schedule contains a list of all employees of the Company as of January 25, 2000 and their respective titles and annualized compensation.

                (b) Part 5.11(b) of the Company Disclosure Schedule contains a list of individuals who were performing services for the Company business as of November 30, 1999 and were classified as "consultants" or "independent contractors," and the respective compensation of each such "consultant" or "independent contractor."

                (c) The Company has no collective bargaining agreements or union contracts with any of its employees, nor has the Company ever been party to any collective bargaining agreement. To the Knowledge of the Company, there is no labor union organizing activity pending or threatened with respect to the Company.

                (d) The Company has not received any written notice that any of its employees or consultants with whom the Company has contracted is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company. To the Knowledge of the Company, no employee, or any group of employees, key to the operation of the Company's business after the Closing Date has given notice of his, her or its intent to terminate his, her or its employment with the Company.

                (e) Except for the Company Employment Agreements, the employment of each of the Company's employees is terminable at will and the Company has not granted to any employee, in writing or verbally, the right to any material compensation or other severance payments following termination of employment with the Company or (except in the Ordinary Course of Business) under any other circumstances.

        5.12 COMPLIANCE WITH LEGAL REQUIREMENTS.

        Except for legal requirements relating to Taxes, securities regulations, environmental protection, and employee benefits plans (which are addressed in Sections 5.14, 5.15, 5.17, and 5.22, respectively):

                (a) The Company is in full compliance with each legal requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets.

                (b) The Company has not received any written notice from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any legal requirement by the Company, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature, except, in each case, to the extent any such noncompliance or obligation is not reasonably likely to result in a Material Adverse Effect on the Company.

        5.13 GOVERNMENTAL AUTHORIZATIONS.

                (a) Part 5.13 of the Company Disclosure Schedule identifies each Governmental Authorization held by the Company. The Company has made available to the Purchaser accurate and complete copies of all such Governmental Authorizations, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 5.13 of the Company Disclosure Schedule is valid and in full force and effect, except to the extent the failure of such Governmental Authorization(s), either individually or in the aggregate, to be in full force and effect is not reasonably likely to have a Material Adverse Effect on the Company.

                (b) The Governmental Authorizations identified in Part 5.13 of the Company Disclosure Schedule constitute all the Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used, except, in either case, where the failure to obtain such Government Authorizations would not be reasonably likely to have a Material Adverse Effect on the Company.

        5.14 TAX MATTERS.

                (a) Each Tax required to have been paid by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. The Company has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                (b) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending after December 31, 1996 and on or before the Closing Date ("Company Returns") have been or will be filed when due. The Company has made available to the Purchaser copies of all Company Returns filed by or on behalf of the Company prior to the Closing Date.

                (c) The Company's liability for unpaid Taxes for all periods ending on or before the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Financial Statements. The Company has established, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from October 30, 1999 through the Closing Date, and the Company shall have disclosed the estimated dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

                (d) To the Knowledge of the Company, Part 5.14 of the Company Disclosure Schedule identifies each examination or audit of any Company Return that has been conducted by any Governmental Body since January 1, 1997. The Company has made available to the Purchaser copies of all audit reports and similar documents (to which the Company has access) relating to Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted by the Company.

                (e) No claim or other Proceeding has been asserted in writing against or with respect to the Company in respect of any Tax. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has never been in a "consolidated group" within the meaning of Treasury Regulations Section 1.1502-1(h) other than a group, the common parent of which was the Company, and is not liable for Taxes incurred by any individual, trust, other corporation, partnership or any other Entity either as a transferee or successor or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations other than a group, the common parent of which was the Company. Except as set forth in Part 5.14 of the Company Disclosure Schedule, the Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes. None of the assets of the Company (i) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (ii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. The Company has not participated in an international boycott as defined in Code Section 999. The Company does not have a "permanent establishment," as defined in any applicable Tax treaty or convention of the United States of America, or fixed place of business in any foreign country.

                (f) The Company is not party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code by reason of the Transactions. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax-sharing agreement, tax allocation agreement or similar Contract, and has not otherwise assumed the tax liability of any other Person under contract.

                (g) As of the date of this Agreement, to the Knowledge of the Company, the Company has no net operating losses or other tax attributes presently subject to limitation under Code Section 382, 383 or 384, or the federal consolidated return regulations, other than any limitations arising from the Transactions.

        5.15 SECURITIES LAWS COMPLIANCE; REGISTRATION RIGHTS.

        The Company has complied with all federal and state securities laws in connection with all offers and sales of securities issued by the Company prior to the date of this Agreement. The Company has not heretofore granted any other purchaser of its securities the right to require the Company to register any securities under the Securities Act.

        5.16 FINDERS AND BROKERS; FEES.

                (a) Neither the Company nor any person acting on behalf of the Company has engaged any finder, broker, intermediary or any similar person in connection with the Transactions.

                (b) The Company has not entered into a contract or other agreement that provides that a fee shall be paid to any Person or Entity if the Transactions are consummated.

        5.17 ENVIRONMENTAL COMPLIANCE.

        The Company is and, to the Knowledge of the Company, has been at all times in compliance in all material respects with all Environmental Laws.

        5.18 INSURANCE.

                (a) Part 5.18 of the Company Disclosure Schedule sets forth each insurance policy maintained by or at the expense of, or for the direct or, to the Knowledge of the Company, indirect benefit of, the Company.

                (b) To the extent available to the Company, the Company has made available to the Purchaser copies of all of the insurance policies identified in
Part 5.18 of the Company Disclosure Schedule (including all renewals thereof and endorsements thereto) and binders relating thereto.

                (c) As of the date of this Agreement, each of the policies identified in Part 5.18 of the Company Disclosure Schedule is in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete in all material respects. The consummation of the Transactions will not cause any of such policies, or any renewals or replacements thereof to terminate, and the Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any of its directors or officers in connection with their performance of services to the Company, except where the failure to perform such obligations or pay premiums is not reasonably likely to have a Material Adverse Effect on the Company.

                (d) There is no pending claim under or based upon any of the policies identified in Part 5.18 of the Company Disclosure Schedule, and no event has occurred, and, to the Knowledge of the Company, no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

                (e) The Company has not received:

                        (i) any written notice regarding the cancellation or invalidation of any of the policies identified in Part 5.18 of the Company Disclosure Schedule or regarding any adjustment in the amount of the premiums payable with respect to any of said policies; or

                        (ii) any written notice regarding any refusal of coverage under, or any rejection of any claim under, any of the policies identified in Part 5.18 of the Company Disclosure Schedule.

        5.19 RELATED PARTY TRANSACTIONS.

                (a) No Related Party has, and no Related Party has at any time since October 30, 1999, had any direct or indirect material interest of any nature in any material asset of the Company (other than through ownership of shares of Stock) or any Company Contract.

                (b) No Related Party is, or has at any time since October 30, 1999, been, indebted to the Company for any amount.

                (c) Since October 30, 1999, no Related Party has entered into, or has had any direct or indirect material financial interest in, any Company Contract, transaction or business dealing of any nature involving the Company.

                (d) No Related Party is competing or has threatened to compete in any manner, or has at any time since October 30, 1999, competed or threatened to compete in any manner, directly or indirectly, with the Company in any market served by the Company.

        5.20 ABSENCE OF CHANGES.

        From the date of the Financial Statements:

                (a) there has not been any change in the business, assets, liabilities, financial condition, prospects or operating results of the Company, from that reflected in the Financial Statements, except changes in the Ordinary Course of Business and such other changes that individually or collectively have not had a Material Adverse Effect on the Company;

                (b) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock (except during the Pre-Closing Period to the extent permitted under Section 7.2(g));

                (c) the Company has not amended its Articles of Incorporation or Bylaws and has not effected or been a party to any merger, consolidation, or sale of all or substantially all of its assets or similar transaction;

                (d) the Company has not made or committed to make any individual capital expenditure in excess of Fifty Thousand Dollars ($50,000) other than as set forth on Schedule IV;

                (e) the Company has not pledged or hypothecated any of its material assets or otherwise permitted any of its material assets to become subject to any encumbrance other than Permitted Liens;

                (f) the Company has not made any loan or advance to any Person, other than for expense reimbursement purposes or in the Ordinary Course of Business;

                (g) the Company has not paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the Ordinary Course of Business;

                (h) there has been no resignation or termination of employment of any officer or key employee of the Company;

                (i) there has been no borrowing or agreement to borrow by the Company or material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of the Company;

                (j) the Company has not discharged any encumbrance or discharged, paid or forgiven any indebtedness or other Liability in excess of Twenty Five Thousand Dollars ($25,000), individually or in the aggregate, except for (i) accounts payable that have been discharged or paid in the Ordinary Course of Business, and (ii) indebtedness to Citizens Bank of Massachusetts;

                (k) the Company has not changed any of its methods of accounting or accounting practices in any respect except as required under GAAP;

                (l) the Company has not received notice that there has been a loss or cancellation of any order by any customer of the Company that would be reasonably likely to have a Material Adverse Effect on the Company; and

                (m) the Company has not agreed, committed or offered (in writing or otherwise), to take any of the actions referred to in clauses (b) through (l) above.

        5.21 POWERS OF ATTORNEY.

        The Company has not given a power of attorney to any Person.

        5.22 BENEFIT PLANS; ERISA.

                (a) Except for such Plans as would not be reasonably likely to have a Material Adverse Effect on the Company, Part 5.22 of the Company Disclosure Schedule lists (i) all "employee benefit plans" within the meaning of
Section 3(3) of ERISA, (ii) all employment agreements, including any individual benefit arrangement, policy or practice with respect to any current or former employee or director of the Company or Member of the Controlled Group or any of their dependents, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, which the Company or any Member of the Controlled Group maintains, contributes to or has any obligation to or liability for (collectively, the "Plans").

                (b) None of the Plans is a Defined Benefit Plan, and neither the Company nor any Member of the Controlled Group has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Defined Benefit Plan that could reasonably be expected to result in a material amount of liability under Title IV of ERISA.

                (c) None of the Plans is a Multiemployer Plan, and neither the Company nor any Member of the Controlled Group has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan that could reasonably be expected to result in a material amount of liability under Title IV of ERISA.

                (d) The Company does not maintain or contribute to any welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

                (e) Each Plan that is an "employee benefit plan," as defined in
Section 3(3) of ERISA, complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including ERISA and the Code, except where the failure to comply would not be reasonably likely to have a Material Adverse Effect on the Company.

                (f) All reports, forms and other documents required to be filed with any government entity with respect to any Plan (including summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate, except where the failure to file timely or where an inaccuracy would not be reasonably likely to have a Material Adverse Effect on the Company.

                (g) Each Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service or, in the case of a prototype Plan, a favorable opinion letter issued by the Internal Revenue Service with respect to the prototype Plan upon which the Company may rely. To the Company's Knowledge, nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the Plan and its related trust, except for such occurrences, either individually or in the aggregate, that would not be reasonably likely to have a Material Adverse Effect on the Company.

                (h) All contributions owed for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) under any Plan have been or will be made prior to the Closing Date by the Company in accordance with past practice and the recommended contribution in any applicable actuarial report, except where the failure to make such payments would not be reasonably likely to have a Material Adverse Effect on the Company.

                (i) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date, except where the failure to make such payments would not be reasonably likely to have a Material Adverse Effect on the Company.

                (j) With respect to each Plan:

                        (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which an exemption is not available that could reasonably be expected to result in a material amount of liability to the Company;

                        (ii) to the Knowledge of the Company, no actions or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, or, to the Knowledge of the Company, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in the Plan or any fiduciary (as defined in Section 3(21) of ERISA) of the Plan that could reasonably be expected to result in a material amount of liability to the Company;

                        (iii) to the Knowledge of the Company, no facts exist which could give rise to any such action or claim; and

                        (iv) the Plan provides that it may be amended or terminated at any time.

                (k) Neither the Company nor any Member of the Controlled Group has any Plan-related liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Section 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) for a fine under Section 502 of ERISA that could reasonably be expected to result in a material amount of liability to the Company.

                (l) All the "group health plans" (as defined in Section 607(1) or 733(a)(1) of ERISA or Section 4980B(g)(2) of the Code) that are part of the Plans listed in the Company Disclosure Schedule are in material compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

                (m) Copies of all documents creating or evidencing any Plan listed in the Company Disclosure Schedule, and all reports, forms and other documents required to be filed with any governmental entity (including summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA), have been delivered or made available to Purchaser. There are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by any Plan listed in the Company Disclosure Schedule.

                (n) All expenses and liabilities relating to contributions required by law and the terms of the Plans described in the Company Disclosure Schedule have been, and on the Closing Date will be, fully and properly accrued on the Company's books and records and disclosed in accordance with GAAP and in Plan financial statements.

        5.23 MAJOR SUPPLIERS.

        Part 5.23 of the Company Disclosure Schedule lists the ten (10) largest suppliers of the Company on the basis of cost of goods or services purchased for the most recent fiscal year. No such supplier has ceased or materially reduced its sales or provision of services to the Company since the beginning of the fiscal year ended October 30, 1999 or, to the Knowledge of the Company, has threatened to cease or materially reduce such sales or provision of services after the date hereof.

        5.24 CUSTOMERS.

        Part 5.24 of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete list of the revenues received from, each customer or other Person that accounted for more than Two Hundred Thousand Dollars ($200,000) of the gross revenues of the Company for the fiscal year ended October 30, 1999. The Company has not received any notice or other communication from any customer or other Person indicating that such customer or such other Person identified in Part 5.24 of the Company Disclosure Schedule may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

        5.25 FULL DISCLOSURE.

        Neither this Agreement (including the Company Disclosure Schedule,
Schedule IV and Schedule VI-A), the Rights Agreement nor any of the other Transactional Agreements, contains any untrue statement of material fact; and such documents, taken as a whole, do not omit any material fact Known to the Company necessary to make any of the representations, warranties or other statements or information contained therein when read collectively not misleading.

        5.26 DUE DILIGENCE INFORMATION.

        The Company has made available to the Purchaser and the Purchaser's representatives full and complete access to all of the Company's records and other documents and data, and has produced all documents and related materials in response to the reasonable requests of Purchaser.

        5.27 PROXY STATEMENT.

        None of the information heretofore or hereafter supplied by the Company or the Selling Shareholders for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 9.2 hereof) will, at the date the Proxy Statement is mailed to the shareholders of the Purchaser, at the time of the shareholders meeting of the Purchaser (the "Purchaser Shareholders' Meeting") in connection with the transactions contemplated hereby or as of the Effective Time, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither the Company nor any Selling Shareholder makes any representation or warranty with respect to any information supplied by any Person other than the Company or such Selling Shareholder, as applicable, that is contained in the foregoing document.

        5.28 THE SELLING SHAREHOLDERS; INVESTMENT INTENT AND RESTRICTIONS.

        Each Selling Shareholder and the LLC (each, a "Representing Party") severally represents and warrants, solely as to itself, as follows:

                (a) Such Selling Shareholder owns, and, after the transfer of the Stock to the LLC by the Selling Shareholders prior to the Effective Time, the LLC will own, beneficially and of record, that number of shares of Company Class A Stock, Company Class L Stock and/or Company Preferred Stock specified opposite such Selling

Shareholder's name on Schedule I attached hereto, free and clear of any encumbrances. Such Selling Shareholder has delivered to the Purchaser copies of the stock certificate(s) evidencing the Stock.

                (b) Such Representing Party has the absolute and unrestricted right, power and authority to enter into and to perform his, her or its respective obligations under this Agreement, the other Transactional Agreements and the Rights Agreement to which he is contemplated to be a party. This Agreement, the other Transactional Agreements and the Rights Agreement constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of such Representing Party, enforceable against him in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding in law or equity.

                (c) To the Knowledge of such Representing Party, the execution and delivery of this Agreement, the other Transactional Agreements and the Rights Agreement, and the consummation of the Transactions, by such Representing Party will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which such Representing Party is subject.

                (d) There is no pending Proceeding to which such Representing Party is a party, and, to the Knowledge of such Representing Party, no Person has threatened to commence any such Proceeding, that challenges, or that may have the effect of preventing, delaying or making illegal, any of the Transactions or such Representing Party's ability to comply with or perform his obligations and covenants under the Transactional Agreements.

                (e) To the Knowledge of such Representing Party, there is no proposed Order that, if issued or otherwise put into effect, may have a Material Adverse Effect on the ability of such Representing Party to comply with or perform any covenant or obligation under this Agreement and the other Transactional Agreements.

                (f) Neither such Representing Party nor any Person acting on his behalf has negotiated with any finder, broker, intermediary or any similar person in connection with the Transactions.

                (g) All information regarding such Representing Party that such Representing Party has furnished to the Purchaser or any of its representatives is accurate and complete in all material respects.

                (h) The Selling Shareholders are the only Members of the LLC.

                (i) Such Representing Party has the capacity and financial capability to comply with and perform all his covenants and obligations under this Agreement, and each of the other Transactional Agreements. The Merger Consideration allocable to such Representing Party represents reasonably equivalent value for such Representing Party's Stock.

        With respect to the Purchaser Stock, each Representing Party further represents and warrants as follows:

                (j) Such Representing Party is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

                (k) Such Representing Party, by reason of his business and financial experience has such Knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that he is capable of (i) evaluating the merits and risks of an investment in the Purchaser Stock and making an informed investment decision, (ii) protecting his own interest and (iii) bearing the economic risk of such investment. If such Representing Party retained a purchaser's representative with respect to the investment in Purchaser Stock that may be made hereby then such Representing Party shall, prior to or at the Closing, (i) acknowledge in writing such representation and (ii) cause such representative to deliver a certificate to Purchaser containing such representations as are reasonably requested by Purchaser.

                (l) Such Representing Party, to the extent it is acquiring the Purchaser Stock, is doing so for investment for such Representing Party's own account, not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein. Such Representing Party understands that the Purchaser Stock has not been registered under the Securities Act or state securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Representing Party's representations as expressed in this Agreement.

                (m) In addition to the restrictions contained in this Agreement and the Rights Agreement, such Representing Party will observe and comply with the Securities Act and the rules and regulations promulgated thereunder, as now in effect and as from time to time amended, in connection with any offer, sale, pledge, transfer or other disposition of Purchaser Stock. In furtherance of the foregoing, and in addition to any restrictions contained in this Agreement or the other Transactional Agreements, such Representing Party will not offer to sell, exchange, transfer, pledge, or otherwise dispose of any of the Purchaser Stock unless at such time at least one of the following is satisfied:

                        (i) a registration statement under the Securities Act covering the Purchaser Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act;

                        (ii) such transaction shall be permitted pursuant to the provisions of Rule 144 promulgated under the Securities Act;

                        (iii) counsel representing such Representing Party, satisfactory to Purchaser, shall have advised Purchaser in a written opinion letter reasonably satisfactory to Purchaser and its counsel, and upon which Purchaser and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition; or

                        (iv) an authorized representative of the SEC shall have rendered written advice to such Representing Party (sought by such Representing Party or counsel to such Representing Party, with a copy thereof and of all other related communications delivered to Purchaser) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition if consummated.

                (n) Such Representing Party understands that an investment in the Purchaser Stock involves substantial risks. Such Representing Party has had an opportunity to ask questions of and receive answers from the Purchaser, or from a person or persons acting on the Purchaser's behalf, concerning the terms and conditions of this investment.

6.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB.

        Except as specifically set forth in the disclosure schedule provided by the Purchaser and the Merger Sub and attached hereto as Schedule III (the "Purchaser Disclosure Schedule"), the parts of which are numbered to correspond to the Section numbers of this Agreement, the Purchaser and Merger Sub, jointly and severally, hereby represent and warrant to the Selling Shareholders as follows:

        6.1 ORGANIZATION; GOOD STANDING; QUALIFICATION.

                (a) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all requisite corporate power and authority to own and operate its properties and assets, to lease the property or assets it operates as lessee and to carry on its business as described in the Purchaser SEC Reports filed on or prior to the date of this Agreement (the "Existing Purchaser SEC Reports"), to execute and deliver this Agreement and the other Transactional Agreements, to issue and sell the Purchaser Stock in or as a result of the Merger, and to carry out the provisions of this Agreement and the other Transactional

Agreements. The Purchaser is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have or could not reasonably be expected to have a Material Adverse Effect on the Purchaser.

                (b) The Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maine, has all requisite corporate power and authority to own and operate its properties and assets, to lease the property or assets it operates as lessee and to carry on its business as currently conducted, to execute and deliver this Agreement and the other Transactional Agreements, and to carry out the provisions of this Agreement and the other Transactional Agreements.

        6.2 CAPITALIZATION.

        As of January 27, 2000, the authorized capital stock of the Purchaser consisted of (i) 15,000,000 shares of Purchaser Stock, of which: (A) 5,125,761 shares were issued and outstanding, (B) 1,351,865 shares were reserved for issuance upon the exercise of outstanding options under the Purchaser's stock option plans, (C) 106,806 were reserved for issuance pursuant to the exercise of the Warrants (as defined below), and (D) 1,265,319 shares were reserved for issuance upon conversion of the Series A Preferred Stock; and (ii) 5,000,000 shares of Purchaser Preferred Stock, of which 1,265,319 had been designated Series A Preferred Stock, of which 1,074,666 shares were issued and outstanding. The outstanding shares of Purchaser Preferred Stock and Purchaser Stock have been duly authorized and validly issued in compliance with applicable federal and state securities laws, are fully paid and nonassessable, conform to the descriptions thereof in the Existing Purchaser SEC Reports, and were not issued in violation of or subject to (i) any preemptive rights or other rights to subscribe for or to purchase securities or (ii) any liens, preferential rights, priorities, claims, options, charges or other encumbrances or restrictions, other than those created by (A) the Certificate of Determination filed in connection with the issuance of the Purchaser Preferred Stock, (B) the Investors' Rights Agreement (the "Original Rights Agreement"), dated as of January 29, 1999, by and between the Purchaser and Catterton-Simon Partners III, L.P. ("Catterton"), (C) the Warrant dated January 29, 1999 issued to Catterton to purchase 75,000 shares of Purchaser Common Stock (the "Catterton Warrant"),
(D) the Warrant dated February 9, 1999 issued to Hambrecht & Quist LLC to purchase 24,806 shares of Purchaser Stock (the "H&Q Warrant"), and (E) the Warrant dated May 21, 1997 issued to Sand Hill Capital LLC to purchase 7,000 shares of Purchaser Stock (the "Sand Hill Warrant" and collectively with the Catterton Warrant and the H&Q Warrant, the "Warrants"). Except for (i) the rights and conversion of the Purchaser Preferred Stock, (ii) the options to purchase 1,351,865 shares of Purchaser Stock granted under the Purchaser's stock option plans, (iii) the Warrants, and (iv) the rights granted pursuant to the Original Rights Agreement, there are no outstanding securities convertible into or exchangeable for capital stock of the Purchaser or any options, warrants, rights (including conversion or preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale or any similar right), agreements or contracts for the purchase, subscription to or acquisition of any shares of its capital stock from the Purchaser, or contracts, commitments, agreements, understandings or arrangements of any kind to which the Purchaser or any such holder of capital stock is a party relating to the issuance of any capital stock of the Purchaser, any such convertible or exchangeable securities or any such options, warrants or rights. The issuance of Purchaser Stock in the Transactions will not result in any adjustment to the number of shares issuable or the purchase price, conversion or exchange rate applicable to any option, warrant, convertible or exchangeable security or similar right of the Purchaser.

        6.3 SUBSIDIARIES.

        Except for the Merger Sub, the Purchaser does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Purchaser is not a participant in any joint venture, partnership or similar arrangement.

        6.4 AUTHORIZATION.

        The Purchaser and Merger Sub each have the requisite corporate power and authority to enter into this Agreement and the other Transactional Agreements and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transactional Agreements and the consummation by the Purchaser and the Merger Sub of the transactions contemplated hereby and thereby, including the issuance of the Purchaser Stock have been duly authorized by all necessary corporate action on the part of the Purchaser and Merger Sub, as the case may be (other than approval of the Transactions by the shareholders of Purchaser). All corporate action necessary for the authorization, execution and delivery of this Agreement and the other Transactional Agreements, the performance of all obligations of the Purchaser and Merger Sub hereunder and thereunder at the Closing and the authorization, and issuance of the Purchaser Stock being issued pursuant to the Merger has been taken or will be taken prior to the Closing Date. This Agreement and the other Transactional Agreements constitute or will constitute as of the Closing Date valid and legally binding obligations of the Purchaser and Merger Sub, enforceable against the Purchaser and Merger Sub in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

        6.5 VALID ISSUANCE OF THE STOCK.

        The Purchaser Stock to be issued to the Selling Shareholders in connection with the Merger, when issued and delivered in accordance with the terms of this Agreement and the other Transactional Agreements for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the other Transactional Agreements and the Rights Agreement.

        6.6 GOVERNMENTAL AND THIRD-PARTY CONSENTS.

        No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority or approval or consent of any third-party is required on the part of the Purchaser in connection with the Purchaser's execution, delivery, or performance of this Agreement and the other Transactional Agreements, and the offer, sale or issuance of the Purchaser Stock, except for (i) the approval by the shareholders of Purchaser of the matters set forth in Section 9.3, and (ii) the filings and submissions that the Purchaser shall make under the HSR Act.

        6.7 SEC FILINGS; FINANCIAL STATEMENTS.

        The Purchaser has timely filed with the SEC and made available to each Selling Shareholder or its representatives all forms (other than Forms 3, 4 or 5 filed on behalf of Affiliates of the Purchaser), reports and documents required to be filed by the Purchaser with the SEC since January 1, 1997 (collectively, the "Purchaser SEC Reports"). The Purchaser SEC Reports (i) at the time filed, complied with the applicable requirements of the Securities Act, and the rules thereunder, and the Exchange Act, and the rules thereunder, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the Purchaser, the SEC has not issued an order preventing or suspending the use of any Purchaser SEC Report, nor instituted proceedings for that purpose. The Purchaser meets the eligibility requirements set forth in Section I.A. of the General Instructions for the Use of Form S-3 under the Securities Act.

        Each of the financial statements (including, in each case, any related notes and schedules) contained in the Purchaser SEC Reports, including any such Purchaser SEC Report filed Pre-Closing Period, complied with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the financial position of the Purchaser at the respective dates and the results of operations and cash flows of the Purchaser for the periods indicated, and all adjustments necessary for a fair presentation of results for such periods have been made, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

        6.8 NO CHANGES.

        Since August 28, 1999:

                (a) there has not been any change in the business, assets, liabilities, financial condition, prospects or operating results of the Purchaser, from that reflected in the Purchaser's financial statements contained in the Purchaser's Annual Report on Form 10-K for the fiscal year ended August 28, 1999, except changes in the Ordinary Course of Business that individually or collectively have not had a Material Adverse Effect on the Purchaser;

                (b) there has not been any damage, destruction or loss, whether or not covered by insurance having a Material Adverse Effect on the Purchaser;

                (c) the Purchaser has not entered into any material transaction (other than the Transactions) not referred to in the Existing Purchaser SEC Reports; and

                (d) the Purchaser has no Liabilities except for Liabilities reflected in the Existing Purchaser SEC Reports or incurred in the Ordinary Course of Business consistent with past practices.

        6.9 COMPLIANCE WITH LAWS.

        The Purchaser now holds all Governmental Authorizations that are necessary for the conduct of its business, other than where the failure to hold such Governmental Authorization is not reasonably likely to have a Material Adverse Effect on the Purchaser. Other than as set forth in the Existing Purchaser SEC Reports, the Purchaser has complied with, is not in violation of and has not received any notices of violation or noncompliance and, to the Knowledge of the Purchaser, has no reason to believe that any presently existing circumstances would result in any violation with respect to, any federal, state or local statute, law, ordinance, governmental rule or regulation or court decree to which the Purchaser may be subject, including any Environmental Laws, nor has the Purchaser failed to obtain any Governmental Authorization necessary to the ownership, leasing or operation of its property or to the conduct of its business as it is presently being carried on and as described in the Existing Purchaser SEC Reports, except for such noncompliance, violations or failures to obtain such Governmental Authorization as would not have a Material Adverse Effect on the Purchaser.

        6.10 COMPLIANCE WITH OTHER INSTRUMENTS; NO CONFLICT.

        The Purchaser is not in violation of any provision of its Articles of Incorporation or Bylaws or in default of the performance or observance of or breach under or with respect to any provision of any Purchaser Contract or, to its Knowledge, of any federal or state Order applicable to the Purchaser, except for such violations, defaults or breaches as would not have a Material Adverse Effect on the Purchaser. The Purchaser has not received notice that any party to any such Purchaser Contract intends to cancel, amend or terminate any such agreement. The execution, delivery and performance by the Purchaser of this Agreement or the other Transactional Agreements, the consummation of the Transactions and the fulfillment of the terms hereof and thereof does not and will not (i) violate, conflict with or contravene the terms of the Articles of Incorporation or the Bylaws of the Purchaser, or any amendment thereof; (ii) violate, conflict with or result in any material breach or contravention or constitute a default under (a) any Purchaser Contract or (b) any Order or (iii) constitute, with or without the passage of time or giving of notice, an event that results in the creation of any lien, charge or encumbrance upon any assets of the Purchaser or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the Purchaser, its business or operations, or any of its assets or properties.

        6.11 LITIGATION.

        There is no private or governmental Proceeding pending or, to the Knowledge of the Purchaser, threatened against the Purchaser or any of its properties before any agency, court or tribunal, foreign or domestic (A) affecting the Transactions or (B) which, if determined adversely to the Purchaser, would have a Material Adverse Effect on the Purchaser. The Purchaser is not a party, subject to the provisions of, or in default with respect to, any Order, and there are no unsatisfied judgments against the Purchaser. The Purchaser has made available to the Company accurate and complete copies of all pleadings, correspondence and other written materials to which the Purchaser has access that relate to Proceedings (i) to which the Purchaser is currently a party or (ii) which have been threatened in writing.

        6.12 TAX RETURNS AND PAYMENTS.

        The Purchaser has timely filed all Tax Returns as required by law. These Tax Returns are true, complete and correct in all material respects. The Purchaser has paid all Taxes for all taxable periods ended on or prior to the Closing Date, except where the failure to make such payment would not have a Material Adverse Effect on the Purchaser. The Purchaser has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof or (b) of any deficiency in assessment or proposed judgment to its state or other Taxes. The Purchaser is not aware of any tax liability to be imposed upon its properties or assets as of the date of this Agreement that would have a Material Adverse Effect upon the Purchaser. There are no matters under discussion with any governmental authorities with respect to taxes that in the reasonable judgment of the Purchaser are likely to result in a material additional liability to the Purchaser for Taxes.

        6.13 FINDERS AND BROKERS; FEES.

                (a) Neither the Purchaser nor any person acting on behalf of the Purchaser has engaged any finder, broker, intermediary or any similar person in connection with the Transactions.

                (b) The Purchaser has not entered into a contract or other agreement that provides that a fee shall be paid to any Person or Entity if the Transactions are consummated.

        Notwithstanding the foregoing, the Purchaser has engaged W.R. Hambrecht & Co., LLC ("WRH") to act as its financial advisor for this transaction pursuant to that certain Engagement Letter between the Purchaser and WRH dated December 17, 1999 and is obligated to pay WRH for certain fees and expenses as disclosed on Part 6.13 of the Purchaser Disclosure Schedule.

        6.14 RIGHTS OF REGISTRATION.

        Except as set forth in the Original Rights Agreement or as contemplated in the Rights Agreement, the Purchaser has not granted or agreed to grant any registration rights, including piggyback rights, or other material rights to any person or entity, (i) the provision or performance of which would render the provision or performance (including the issuance of the Purchaser Stock) of the material rights to be granted to the Selling Shareholders by the Purchaser in this Agreement and the other Transactional Agreements, impracticable or (ii) for or relating to the registration of any shares of capital stock of the Purchaser that are currently outstanding.

        6.15 VOTING RIGHTS.

        Except as set forth in the Original Rights Agreement or as contemplated in the Rights Agreement, neither the Purchaser, nor to the Purchaser's Knowledge, the shareholders of the Purchaser, has entered into any agreement with respect to the voting of capital shares of the Purchaser for the election of Directors of the Purchaser or otherwise.

        6.16 LABOR RELATIONS AND EMPLOYEE MATTERS.

                (a) The Purchaser is not engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending or, to the Knowledge of the Purchaser, threatened against the Purchaser before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or, to the Knowledge of the Purchaser, threatened against the Purchaser, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Purchaser, threatened against the Purchaser, and (iii) no union representation question existing with respect to the employees of the Purchaser and, to the Knowledge of the Purchaser, no union organizing activities are taking place.

                (b) Except as disclosed in the Existing Purchaser SEC Reports, the Purchaser is not a party to any employment agreement (other than "at will" employment relationships), collective bargaining agreement or covenant not to compete, nor has the Purchaser ever been party to any collective bargaining agreement.

        6.17 NO OTHER AGREEMENTS TO SELL THE ASSETS OR CAPITAL STOCK OF THE PURCHASER.

        The Purchaser does not have any legal obligation, absolute or contingent, other than the obligations of the Purchaser under this Agreement or the other Transactional Agreements, including pursuant Exhibits L-1 and L-2, to any person or firm to (i) sell assets other than in the Ordinary Course of Business consistent with past practices, (ii) sell any capital stock of the Purchaser or effect any merger, consolidation or other reorganization of the Purchaser or (iii) enter into any agreement with respect any of the foregoing.

        6.18 INVESTMENT REPRESENTATIONS.

                (a) Each of the Purchaser and Merger Sub understands that the Stock has not been registered under the Securities Act. The Purchaser also understands that the Stock is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Section 6.18.

                (b) The Purchaser is acquiring the Stock for the Purchaser's own account for investment only, and not with the current intention of making a public distribution thereof.

                (c) The Purchaser represents that by reason of its, or of its management's business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the Transactions contemplated in this Agreement and the other Transactional Agreements. The Purchaser is able to bear the loss of its entire investment in the Company. The Purchaser is not a corporation, partnership or other entity specifically formed for the purpose of consummating this transaction.

                (d) The Purchaser is an accredited investor as that term is defined in Rule 501(a) of Regulation D, promulgated pursuant to the Securities Act.

        6.19 PROXY STATEMENT.

        None of the information supplied or to be supplied by the Purchaser for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 9.2 hereof) will, at the date the Proxy Statement is mailed to the shareholders of the Purchaser, at the time of the Purchaser Shareholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Purchaser makes no representation or warranty with respect to any information supplied by the Company or the Selling Shareholders that is contained in the foregoing document.

7.      PRE-CLOSING COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

        7.1 ACCESS AND INVESTIGATION.

        The Company shall ensure that, at all times during the Pre-Closing
Period:

                (a) the Company and its representatives provide the Purchaser and its representatives with free and complete access at reasonable times to the Company's premises and assets and to all existing books, records, Tax Returns, the Company's work papers and other documents and information relating to the Company;

                (b) the Company and its representatives provide the Purchaser and its representatives with such copies of existing books, records, Tax Returns, the Company's work papers and other documents and information relating to the Company as the Purchaser may reasonably request in good faith; and

                (c) the Company and its representatives compile and provide the Purchaser and its representatives with such additional financial, operating and other data and information regarding the Company as the Purchaser may reasonably request in good faith.

        7.2 OPERATION OF COMPANY BUSINESS.

        The Company shall, during the Pre-Closing Period:

                (a) conduct its operations in the Ordinary Course of Business and in the same manner as such operations have been conducted by the Company prior to the date of this Agreement; provided, however, that notwithstanding the foregoing, the Company shall be permitted to sell or otherwise issue (including the sale or grant of warrants, options or other rights to purchase) any shares of capital stock or any other equity securities to the extent the recipient of such capital stock or equity security executes a counterpart signature page to this Agreement; provided, further, however, that the Company shall not grant any options to purchase capital stock to any director, officer, employee of, or consultant to, the Company as part of a compensation plan;

                (b) not incur any debt that will not be included as a liability for purposes of the Working Capital calculation set forth in Section 1.4(a);

                (c) use Best Efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company;

                (d) keep in full force all insurance policies identified in Part
5.18 of the Company Disclosure Schedule or renewals or replacements thereof;

                (e) confer regularly with the Purchaser concerning operational matters and any change that would be reasonably likely to have a Material Adverse Effect on the Company;

                (f) immediately notify the Purchaser of any proposal or offer from any Person relating to any acquisition of the Company by sale of stock, merger or otherwise or a sale of all or substantially all of the assets of the Company;

                (g) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than (i) as may be necessary to convert the Company Class L Stock and the Company Preferred Stock to Company Class A Stock pursuant to the Articles of Incorporation of the Company, or (ii) a cash distribution, repurchase, redemption or reacquisition by the Company in the event the Company's Working Capital (as determined in accordance with Section 1.4) is in excess of negative Two Million Two Hundred Fifty Dollars (-$2,250,000), and then only in the amount of such excess);

                (h) not incur or assume any Liability as a result of any action or failure to act on the part of the Company, except (i) for current Liabilities in the Ordinary Course of Business, and (ii) as may be approved by the Purchaser, it being understood and agreed that from and after the Closing Date, the Purchaser shall be deemed to have approved of the incurrence or assumption of all Liabilities set forth on the Company Disclosure Schedule as amended or supplemented by the Company Disclosure Schedule Updates;

                (i) not make any Tax election without obtaining prior consent from the Purchaser, which consent shall not be unreasonably withheld or delayed;

                (j) not amend its Articles of Incorporation or Bylaws (other than to amend and restate its Articles of Incorporation in the form attached hereto as Exhibit M), and not effect or become a party to any transaction involving the merger or consolidation of the Company with any other Entity (other than in connection with the

Transactions) or a sale of all or substantially all of the assets of the Company, or similar transaction, or enter into any transaction or take any other action of the type referred to in Section 5.20(e) or (f);

                (k) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                (l) not enter into any joint venture or similar arrangements with any other Entity;

                (m) not make more than Fifty Thousand Dollars ($50,000) of capital expenditures, in addition to capital expenditures made in the Ordinary Course of Business and as set forth in Schedule IV;

                (n) (i) not establish or adopt any Employee Benefit Plan, and not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, other than adjustments in the Ordinary Course of Business made after consultation with the Purchaser, and (ii) without limiting the generality of the foregoing clause (i), not (A) make any payments under its "Stay Bonus Plan" in excess of Forty Thousand Dollars ($40,000) in the aggregate, or (B) enter into a severance contract or other similar agreement with any Person other than Mr. John Stankiewicz;

                (o) not change any of its methods of accounting or accounting practices in any respect except as required by GAAP; or

                (p) not agree, commit or offer (in writing or otherwise) to take any of the actions described in the preceding clauses of this Section 7.2.

        7.3 REPRESENTING PARTY ACTIONS.

        During the Pre-Closing Period, each Representing Party shall:

                (a) not directly or indirectly sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any of its Stock or any interest in or right relating to any of its Stock except for the contribution of such Stock to the LLC;

                (b) not permit, or offer, agree or commit (in writing or otherwise) to permit, any of its Stock to become subject, directly or indirectly, to any encumbrance;

                (c) not take any action which would cause the Company to violate its agreements in Section 7.2 or Section 7.6; provided that the recourse of the Purchaser and any Indemnitee for violation of Section 7.2 shall be solely against the Company and not against any Representing Parties;

                (d) ensure that each Consent required to be obtained (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by such Representing Party in connection with its execution and delivery of any of the Transactional Agreements and the Rights Agreement or in connection with the consummation or performance of any of the Transactions is obtained as promptly as practicable after the date of this Agreement and remains in full force and effect through the Closing Date; provided, however, that such Representing Party shall have no obligations under this Section 7.3(d) relating to or in connection with the HSR Act, which obligations are set forth in Section 9.10; and

                (e) deliver to the Purchaser a copy of each filing made, each notice given and each Consent obtained by such Representing Party during the Pre-Closing Period.

        7.4 FILINGS AND CONSENTS.

        The Company shall ensure that:

                (a) each filing or notice required to be made or given (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by the Company in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 5.5 of the Company Disclosure Schedule) is made or given as promptly as practicable after the date of this Agreement;

                (b) each Consent required to be obtained (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by the Company in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part 5.5 of the Company Disclosure Schedule) is obtained as promptly as practicable after the date of this Agreement and remains in full force and effect through the Closing Date; provided, however, that the Company shall have no obligations under this
Section 7.4(b) relating to or in connection with the HSR Act, which obligations are set forth in Section 9.10;

                (c) the Company promptly delivers to the Purchaser a copy of each filing made, each notice given and each Consent obtained by the Company during the Pre-Closing Period; and

                (d) during the Pre-Closing Period, the Company and its representatives cooperate with the Purchaser and with the Purchaser's representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser or Merger Sub is required or elects to make, give or obtain.

        7.5 NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

                (a) During the Pre-Closing Period, the Company and/or the Representing Party, as applicable, shall promptly notify the Purchaser in writing of:

                        (i) the discovery by the Company or the Representing Party of any event, condition, fact or circumstance that constitutes a material breach of any representation or warranty made by the Company or the Representing Parties in this Agreement; and

                        (ii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section
4.1 impossible or unlikely.

                (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 7.5(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company and/or the Representing Parties, as applicable, shall promptly deliver to the Purchaser an update to the Company Disclosure Schedule (a "Company Disclosure Schedule Update") specifying such change. Each such Company Disclosure Schedule Update shall be deemed to supplement or amend the Company Disclosure Schedule for (i) the purpose of determining whether the conditions set forth in Section 4.1 have been satisfied, unless objected to in writing by Purchaser on or before the Closing, and (ii) all other purposes of this Agreement from and after the Closing.

        7.6 NO NEGOTIATION.

        Neither the Company nor a Representing Party nor any of their respective representatives, nor any of their employees, directors, representatives, Affiliates or advisors (including legal, accounting, financial and investment banking advisors) will directly or indirectly on behalf of the Company or the Representing Parties:

                (a) enter into any agreement (or grant any option or right) to sell, transfer or otherwise dispose of the shares of capital stock or the assets of the Company or issue any controlling interest in shares of capital stock of the Company, directly or indirectly, to any person;

                (b) hold any discussion with, or provide any information to, any person concerning the Company in connection therewith or provide any information to, any person concerning the Company in connection therewith; or

                (c) respond to any inquiry made by any person concerning a proposed acquisition of any assets or capital stock of the Company, except to advise such person that the Company has entered into this Agreement. The Company and the Representing Parties further agree to advise the Purchaser immediately upon receiving any inquiry from any such person. If the Company or a Representing Party receives a bona fide offer concerning a proposed acquisition of any assets or capital stock of the Company, the Company or such Representing Party shall, in addition to notifying the Purchaser of the receipt of such offer, identify the proposed buyer.

        7.7 BEST EFFORTS.

        During the Pre-Closing Period, the Company shall use its Best Efforts to cause the conditions set forth in Section 4.1 to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the conditions to Closing set forth in Section 4.1 not being satisfied.

8.      PRE-CLOSING COVENANTS OF THE PURCHASER.

        8.1 ACCESS AND INVESTIGATION.

        The Purchaser shall ensure that, at all times during the Pre-Closing
Period:

                (a) the Purchaser and its representatives provide the Company and its representatives and the Selling Shareholders with free and complete access at reasonable times to the Purchaser's premises and assets and to all existing books, records, Tax Returns, the Purchaser's work papers and other documents and information relating to the Purchaser;

                (b) the Purchaser and its representatives provide the Company and its representatives with such copies of existing books, records, Tax Returns, the Purchaser's work papers and other documents and information relating to the Purchaser as the Company may request in good faith; and

                (c) the Purchaser and its representatives compile and provide the Company and its representatives with such additional financial, operating and other data and information regarding the Purchaser as the Company may request in good faith.

        8.2 FILINGS AND CONSENTS.

        The Purchaser shall ensure that:

                (a) each filing or notice required to be made or given (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by the Purchaser or Merger Sub in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions is made or given as promptly as practicable after the date of this Agreement;

                (b) each Consent required to be obtained (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by the Purchaser or Merger Sub in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions is obtained as promptly as practicable after the date of this Agreement and remains in full force and effect through the

Closing Date; provided, however, that the Purchaser shall have no obligations under this Section 8.2(b) relating to or in connection with the HSR Act, which obligations are set forth in Section 9.10;

                (c) the Purchaser promptly delivers to the Company a copy of each filing made, each material notice given and each material Consent obtained by the Purchaser or Merger Sub during the Pre-Closing Period; and

                (d) during the Pre-Closing Period, the Purchaser or Merger Sub and the representatives of either cooperate with the Company and its representatives, and prepare and make available such documents and take such other actions as the Company may request in good faith, in connection with any filing, notice or Consent that the Company is required or elects to make, give or obtain.

        8.3 OPERATION OF PURCHASER BUSINESS

        The Purchaser shall, during the Pre-Closing Period:

                (a) not incur any debt that will not be included as a liability for purposes of the Working Capital calculation set forth in Section 1.4;

                (b) confer with the Company concerning operational matters and any change that would reasonably be expected to have a Material Adverse Effect on the Purchaser;

                (c) not amend its Articles of Incorporation or Bylaws (other than to increase the number of authorized shares of Purchaser Stock in connection with the Transactions, including as set forth in the last paragraph of this Section 8.3, and as may be necessary to convert the Purchaser Preferred Stock to Purchaser Stock as contemplated by this Agreement), and not effect or become a party to any transaction involving the recapitalization, merger or consolidation of the Purchaser or any of its subsidiaries with any other Entity (other than in connection with the Transactions) or sell all or substantially all of the assets of the Purchaser;

                (d) not acquire any equity interest or other interest in any other Entity;

                (e) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than (i) as may be necessary to convert the Purchaser Preferred Stock to Purchaser Stock as contemplated by this Agreement or (ii) at Purchaser's option, a cash distribution, repurchase, redemption or reacquisition by the Purchaser in the event the Purchaser's Working Capital (as determined in accordance with Section 1.4) is in excess of Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000), and then only in the amount of such excess);

                (f) not enter into any joint venture or similar arrangements with any other Entity;

                (g) other than the issuance of compensatory options to existing employees (not officers or directors) and to newly-hired employees (including officers), not sell or otherwise issue (or grant any warrants, options or other rights to purchase) any shares of capital stock or any other securities, unless approved in advance in writing by the Company (which such approval shall not be unreasonably withheld);

                (h) not (i) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or officers, or (ii) other than in connection with the employment of new officers who are not employees of the Purchaser as of the date of this Agreement, enter into, amend, supplement or otherwise modify, any Contract relating to the employment of any Person; and

                (i) not agree, commit or offer (in writing or otherwise) to take any of the actions described in the preceding clauses of this Section 8.3.

        The parties agree that the Purchaser may during the Pre-Closing Period, notwithstanding the foregoing (i) clause (g) of this Section 8.3, enter into an agreement or agreements and on or before the Closing Date consummate a transaction pursuant to which the Purchaser will issue and sell up to Six Million Dollars ($6,000,000) of Purchaser Stock on terms substantially similar to the terms set forth in the letter agreement attached hereto as Exhibit L-1 and the term sheet attached hereto as Exhibit L-2, (ii) clause (h) of this Section 8.3, accelerate the vesting schedule and extend the exercise period of those options to purchase Purchaser Stock held by those members of the Purchaser Board who, in connection with the consummation of the Transactions, shall resign from the Purchaser Board effective as of the Effective Time, and
(iii) clauses (e) or (g) of this Section 8.3, issue 258,667 shares of Purchaser Stock to Catterton in consideration of the cancellation of the Catterton Warrant and the election to convert the Purchaser Preferred Stock held by Catterton into Purchaser Stock in connection with the Transactions.

        8.4 NOTIFICATION; UPDATES TO PURCHASER DISCLOSURE SCHEDULE.

                (a) During the Pre-Closing Period, the Purchaser shall promptly notify the Company in writing of:

                        (i) the discovery by the Purchaser of any event, condition, fact or circumstance that constitutes a material breach of any representation or warranty made by the Purchaser in this Agreement or in any of the other Transactional Agreements; and

                        (ii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section
4.2 impossible or unlikely.

                (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 8.4(a) requires any change in the Purchaser Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Purchaser Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Purchaser shall promptly deliver to the Company an update to the Purchaser Disclosure Schedule (a "Purchaser Disclosure Schedule Update") specifying such change. Each such Purchaser Disclosure Schedule Update shall be deemed to supplement or amend the Purchaser Disclosure Schedule for (i) the purpose of determining whether the conditions set forth in Section 4.2 have been satisfied, unless objected to in writing by Company on or before the Closing, and (ii) all other purposes of this Agreement from and after the Closing.

        8.5 BEST EFFORTS.

        During the Pre-Closing Period, each of the Purchaser and Merger Sub shall use its Best Efforts to cause the conditions set forth in Section 4.2 to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of conditions to Closing set forth in Section 4.2 not being satisfied.

        8.6 GRANT OF PURCHASER OPTIONS.

        At the Effective Time, subject to shareholder approval of the increase in shares authorized under the Purchaser's 1997 Stock Option Plan, the Purchaser shall issue options to purchase Purchaser Stock with an exercise price equal to the fair market value of such Purchaser Stock as of the Effective Time, pursuant to the standard terms of the Purchaser's 1997 Stock Option Plan, to those employees of the Company in the amounts listed next to each such employee's named on Schedule V attached hereto; provided that such employee is an employee of the Purchaser or the Surviving Corporation at the Effective Time; provided, further, that such employees shall not have exercised such Company Options during the Pre-Closing Period.

        8.7 REPAYMENT OF INDEBTEDNESS.

        On the Closing Date, immediately after the Effective Time, the Purchaser shall cause the Surviving Corporation to satisfy in full (i) all "Obligations" under the Second Amended and Restated Revolving Credit And Loan Agreement, dated as of January 10, 2000, by and among the Company, Fresh Samantha Juice Bars, Inc., a Maine corporation, and Citizens Bank of Massachusetts as amended, restated or otherwise modified from time to time and (ii) all obligations of the Company to certain Selling Shareholders under the Reimbursement Agreement, dated as of January 10, 2000, by and among the Company and certain of the Selling Shareholders solely to the extent of any amounts drawn under the irrevocable standby letter of credit in the amount of $3,000,000 (Letter of Credit No. D-8119) issued by Brown Brothers Harriman & Co. in favor of Citizens Bank of Massachusetts, which amounts shall have been applied to reduce the "Obligations" to which reference is made in clause (i) above.

        8.8 BOARD OF DIRECTORS.

        The Purchaser Board shall decrease the size of the Purchaser Board from six (6) to five (5) members, and elect as members of the Purchaser Board such Persons as are nominated pursuant to the terms of the Rights Agreement, in each case, effective as of the Effective Time.

9.      OTHER AGREEMENTS.

        9.1 INCREASE OF PURCHASER CREDIT FACILITY.

        The Purchaser shall use its Best Efforts to (i) obtain a commitment letter upon such terms and conditions as are at least as favorable or more favorable than those set forth on the term sheet attached hereto as Exhibit N (the "Bank Term Sheet") (which letter may be subject to customary qualifications) from Imperial Bank or another financial institution (the "Bank"), under which the Bank commits to provide the Purchaser with not less than $10,000,000 of debt financing on terms in the Bank Term Sheet and other terms and conditions reasonably acceptable to the Purchaser (the "Commitment Letter") and (ii) consummate the financing described in the Commitment Letter.

        9.2 PROXY STATEMENT; OTHER FILINGS.

        As promptly as practicable after the execution of this Agreement, the Purchaser shall prepare a document (the "Proxy Statement") with respect to the solicitation by the Purchaser Board of the affirmative vote of a majority of the outstanding shares of Purchaser capital stock with respect to the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree otherwise, this Agreement and the Merger. Each of the Purchaser, the Company and the Representing Parties shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement. The Purchaser will respond (with the assistance of the Company and the Representing Parties, if reasonably necessary) to any comments of the SEC, and the Purchaser will cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time after the date of this Agreement. As promptly as practicable after the date of this Agreement, the Purchaser will prepare and file (with the assistance of the Company and the Representing Parties, if reasonably necessary) any other filings required to be filed by it under the Exchange Act, the Securities Act, or any other Federal, foreign, or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Purchaser will notify the Company promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the Company with copies of all correspondence between the Purchaser or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Purchaser (with the assistance of the Company and the Representing Parties, if reasonably necessary) will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 9.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Purchaser will promptly inform the Company of such occurrence and cooperate in filing with the SEC or its staff or any other government official, and/or mailing to shareholders of the Purchaser, such amendment or supplement.

        9.3 MEETING OF PURCHASER SHAREHOLDERS.

                (a) The Purchaser will take all action necessary in accordance with California law and the Purchaser's corporate documents to convene the Purchaser Shareholders' Meeting to be held as promptly as practicable for the purpose of voting upon the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree otherwise, this Agreement and the Merger. The Purchaser will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree otherwise, this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of NASD or California law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser may adjourn or postpone the Purchaser Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Purchaser's shareholders in advance of a vote on the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree otherwise, this Agreement and the Merger, or, if as of the time for which the Purchaser Shareholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Purchaser Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Purchaser Shareholder Meeting. The Purchaser shall ensure that the Purchaser Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Purchaser in connection with the Purchaser Shareholders' Meeting are solicited, in compliance with California law, the Purchaser's corporate documents, the rules of the NASD and all other applicable legal requirements. The Purchaser's obligation to call, give notice of, convene and hold the Purchaser Shareholders' Meeting in accordance with this Section 9.3 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Purchaser of any proposed acquisition of the Purchaser or any change in the Purchaser Board's recommendation regarding the Merger.

                (b) (i) The Purchaser Board shall recommend that the Purchaser's shareholders vote in favor of the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree not to submit to a vote of the shareholders, this Agreement and the Merger, at the Purchaser Shareholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Purchaser Board has recommended that the Purchaser's shareholders vote in favor of the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree not to a vote of the shareholders, this Agreement and the Merger, at the Purchaser Shareholders' Meeting; and (iii) neither the Purchaser Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Company, the recommendation of the Purchaser Board that the Purchaser's shareholders vote in favor of the issuance of the shares of Purchaser Stock in connection with the Merger, the increase in the number of shares authorized to be issued under the Purchaser's 1997 Stock Option Plan and, unless the Purchaser and the Company mutually agree not to submit to a vote of the shareholders, this Agreement and the Merger.

        9.4 CONFIDENTIALITY.

        Each of the parties hereto hereby agrees to and reaffirms the terms and provisions of the Mutual Nondisclosure Agreement by and between the Purchaser and the Company, dated as of May 7, 1999.

        9.5 PUBLIC DISCLOSURE.

        Unless otherwise required by law (including securities laws) or, as to the Purchaser, by the rules and regulations of the NASD, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement or any Transactional Agreement shall be made by any party hereto unless approved in writing by the Purchaser and the Company prior to release (which approval shall not be unreasonably withheld); provided, that on the date of this Agreement, the parties shall jointly release a statement to the public substantially in the form attached hereto as Exhibit O; and provided, further, that the parties agree and understand that certain disclosures regarding the Transactions may be made to (i) employees of the Purchaser and the Company, (ii) third parties whose consent or approval may be required in connection with the Transactions and (iii) the professional advisors of the Purchaser, the Company and/or the Selling Shareholders, in each case without any prior written consent.

        9.6 NO INCONSISTENT ACTION.

        Each of the Purchaser, the Company and the Representing Parties shall use Best Efforts to cause the Merger to qualify as, and will not take any action inconsistent with the treatment of the Merger as, a reorganization under Section 368(a)(2)(E) of the Code.

        9.7 COVENANT NOT TO COMPETE; NON-SOLICITATION.

        Each of Messrs. Douglas Levin and Michael Carter (each a Selling Shareholder and for purposes of this Section 9.7, a "Principal Shareholder") agrees that for the period specified in this Section 9.7, he will not directly or indirectly:

                (a) invest in, own, finance or participate in the ownership of any Entity (other than the Purchaser and its Affiliates) engaged in the manufacture, sale and distribution of either fruit juice beverages, all natural food bars or spring water (collectively, the "Business"); provided, however, that each Principal Shareholder may purchase or otherwise acquire up to (but not more than) three percent (3%) of the equity securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national securities exchange or have been registered under Section 12(g) of the Exchange Act;

                (b) engage in, manage, operate, control or participate in the management, operation or control of, or render services to, any Entity (other than the Purchaser and its Affiliates) in connection with such Entity's operation of the Business; or

                (c) except in the Ordinary Course of Business, either for himself or any other Person, (i) induce or attempt to induce any employee to leave the employ of the Company or the Purchaser or any Entity under common control with the Company or the Purchaser, (ii) in any way interfere with the relationship between (A) the Purchaser and the Company (or any Entity under common control with the Company) and (B) any employee of the Purchaser and the Company (or such Entity), (iii) induce or attempt to induce any customer, supplier, licensee or business relation of the Purchaser, the Company or any Entity under common control with the Company to cease doing business with the Purchaser, the Company or such Entity, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Company or such Entity or (iv) solicit services related to the Business of any Person that has received such services from the Company prior to the Closing Date or that otherwise is a customer of the Purchaser, the Company or any Entity under common control with the Purchaser or the Company.

        The foregoing agreements of noncompetition and nonsolicitation shall be effective from the Closing Date to and including the date two (2) years from the Closing Date and, for the avoidance of doubt, shall not apply in the event the Closing does not occur. It is the intent of the Purchaser, the Company and the Principal Shareholders that the foregoing agreements of noncompetition and nonsolicitation amend and supercede the agreements set forth in Section 6(d) of the Recapitalization Agreement dated as of September 17, 1998 by and among the Company, the stockholders of the Company and the investors named therein. (the "Company Recapitalization Agreement"). In the event, however, that the foregoing agreements of noncompetition and nonsolicitation are held invalid, illegal or unenforceable, it is the intent of the Purchaser, the Company and the Principal Shareholders that the agreements set forth in Section 6(d) of the Company Recapitalization Agreement shall remain in full force and effect.

        9.8 THE LLC.

        Upon dissolution of the LLC in accordance with the LLC Agreement, and upon notice to the Purchaser of such dissolution in accordance with Section 12.10, all references to the LLC in Section 11 of this Agreement and in the Escrow Agreement shall be deemed to be references to the Selling Shareholders.

        9.9 TRANSFER OF LLC INTERESTS AND PURCHASER STOCK.

        As a Member, each Selling Shareholder shall not (i) directly or indirectly sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any interests in the LLC, except as permitted under Section 5.2 of the LLC Agreement, or (ii) allow the LLC to directly or indirectly sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any share of Purchaser Stock or any interest in or right relating to any shares of Purchaser Stock, except as permitted under the Rights Agreement.

        9.10 ANTITRUST LAWS.

        As promptly as practicable, the Company, the Representing Parties and the Purchaser shall make all filings and submissions under the HSR Act as are required to be made in connection with this Agreement and the Transactions. Subject to Section 9.4 hereof, the Company and the Representing Parties will furnish to the Purchaser, and the Purchaser will furnish to the Company and the Representing Parties, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 9.4 hereof, the Company and the Representing Parties will provide to the Purchaser, and the Purchaser will to provide the Company and the Representing Parties, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Body or members of their respective staffs, on the other hand, with respect to this Agreement and the Transactions, except to the extent that the Purchaser or the Company is advised by independent counsel that the provision of such information would be inadvisable under applicable antitrust laws.

10.     TERMINATION.

        10.1 TERMINATION EVENTS.

        This Agreement may be terminated prior to Closing:

                (a) by Purchaser if there is a breach or inaccuracy in any representation, warranty, covenant or obligation of the Company or the Representing Party after the date of this Agreement and prior to the Closing and such breach or inaccuracy (i) shall be reasonably likely to have a Material Adverse Effect on the Company, and (ii) has not been cured within ten (10) business days after written notice of such breach is given to the Company;

                (b) by the Company if there is a breach or inaccuracy in any representation, warranty, covenant or obligation of the Purchaser after the date of this Agreement and prior to the Closing and such breach or inaccuracy (i) shall be reasonably likely to have a Material Adverse Effect on the Purchaser, and (ii) has not been cured within ten (10) business days after written notice of such breach is given to the Purchaser;

                (c) by the Company if the Purchaser shall not have obtained the Commitment Letter on or prior to the date that is two weeks after the date of this Agreement; or

                (d) by the mutual consent of the Purchaser and the Company.

        10.2 TERMINATION PROCEDURES.

        If the Purchaser wishes to terminate this Agreement pursuant to Section 10.1(a), the Purchaser shall deliver to the Representing Parties a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to
Section 10.1(b) or 10.1(c), the Company shall deliver to the Purchaser a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

        10.3 EFFECT OF TERMINATION.

        If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate; provided, that each party shall remain liable for any breaches of this Agreement prior to its termination and provided, further, that Sections 9.4, 9.5, 12.2, 12.3 and 12.11 shall survive the termination of this Agreement.

        10.4 EXCLUSIVITY OF TERMINATION RIGHTS.

        Except to the extent termination occurs due to the bad faith of the other party, the termination rights and obligations provided in this Section 10 shall be deemed to be exclusive. Subject to the provisions of Section 10.3, the parties shall not have any other or further Liabilities to or with respect to one another by reason of this Agreement or its termination.

11.     INDEMNIFICATION, ETC.

        11.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

                (a) The representations, warranties, covenants and obligations of each party set forth in this Agreement or any other Transactional Agreement shall survive the Closing Date to the extent provided in this Section 11.1(a).
Section 5.28(a) and any covenants or obligations of the Representing Parties and the Purchaser set forth in Sections 1, 2, 3, 9.6, 9.7, 9.8, 10, 11 and 12 of this Agreement to be performed after the Closing shall survive the Closing and continue until the expiration of the statute of limitation period or periods applicable to them. All other representations and warranties (as well as covenants and obligations to be performed prior to the Closing Date) of the parties in this Agreement or any other Transactional Agreement shall survive until the first anniversary of the Closing Date. Notwithstanding the foregoing, the fraudulent breach of any representation or warranty shall survive the Closing Date and continue until the expiration of the statute of limitations governing fraud.

                (b) The representations, warranties, covenants and obligations of the respective parties, and the rights and remedies that may be exercised by any of them, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, or the Knowledge of, any of the parties or any of their respective representatives.

                (c) For purposes of this Agreement, although each statement or other item of information set forth in the Company Disclosure Schedule or the Purchaser Disclosure Schedule qualifies the specific representation and warranty to which such information refers, all such statements and other items of information set forth in the Company Disclosure Schedule or the Purchaser Disclosure Schedule shall be deemed to be a representation and warranty made by the Company, the Representing Party or the Purchaser, as applicable, in this Agreement.

        11.2 INDEMNIFICATION OF THE PURCHASER; LIMITS ON PURCHASER OBLIGATIONS.

                (a) Subject to the remainder of this Section 11.2 and Section 11.5, each Representing Party severally covenants and agrees that from and after the Closing Date, it shall defend, indemnify and hold harmless the Purchaser and each of its officers, directors, employees, agents and representatives (other than a Representing Party) (collectively, the "Indemnitees" and individually each an "Indemnitee") from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees (regardless of whether or not such Damages relate to any third party claim) directly or indirectly resulting from any breach of any representation or warranty made by the Company or such Representing Party in this Agreement or the failure of the Company or such Representing Party to perform any covenant or obligation hereof; provided, that, notwithstanding the foregoing, from and after the Closing Date no Selling Shareholder shall be liable for Damages resulting from any breach of any representation or warranty contained in the second sentence of Section 5.14(c). The aggregate post-Closing Liability of any Selling Shareholder under this Section 11 shall (i) in no event exceed such Selling Shareholder's Pro Rata Share of the Holdback Amount, and (ii) be reduced by such Selling Shareholder's Pro Rata Share of the aggregate distributions of the Escrow Fund (as defined in the Escrow

Agreement) in satisfaction of claims for indemnification against the LLC, except to the extent such Liability results from the intentional fraud of such Selling Shareholder.

                (b) After the Closing, no Person shall be required to indemnify any Indemnitee pursuant to this Section 11 unless and until the aggregate amount of indemnifiable Damages suffered by all Indemnitees with respect to which Indemnitees are entitled to indemnification pursuant to this Section 11 exceeds One Hundred Seventy Five Thousand Dollars ($175,000) (the "Threshold"), at which point Indemnitees shall be entitled to recover the full amount of all such Damages (including, for the avoidance of doubt, the initial One Hundred Seventy Five Thousand Dollars ($175,000)) and all other indemnifiable Damages thereafter suffered or incurred by the Indemnitees, subject, in each case, to any other applicable limitations in this Section 11 on the indemnifying Person's indemnification obligations.

                (c) The number of shares of Purchaser Stock to be released to any Indemnitee from the Holdback Amount pursuant to the terms of the Escrow Agreement to satisfy the obligations of the Representing Parties to indemnify such Indemnitee for Damages suffered or incurred shall be calculated by dividing the dollar amount of such Damages by the Average Purchaser Stock Price on the Closing Date.

                (d) The aggregate amount of Damages recoverable by the Representing Parties resulting from any breach of any representation or warranty made by the Purchaser in this Agreement or the failure of the Purchaser to perform any of its covenants or obligations hereunder shall in no event exceed the product of (i) the total number of shares of Purchaser Stock which comprise the Holdback Amount as of the Effective Time and (ii) the Average Purchaser Stock Price on the Closing Date, except to the extent that such Damages result from the intentional fraud of the Purchaser. After the Closing, neither the Representing Parties nor the Company shall commence any Proceeding against the Purchaser to recover Damages resulting from any breach of any representation or warranty made by the Purchaser in this Agreement or the failure of the Purchaser to perform any of its covenants or obligations hereunder unless and until the aggregate amount of Damages recoverable by the Representing Parties and/or the Company resulting from any such breach or failure of the Purchaser to perform exceeds the Threshold, at which point the Representing Parties and/or the Company shall be entitled to recover the full amount of such Damages and all other Damages (including, for the avoidance of doubt, the initial One Hundred Seventy-Five Thousand ($175,000)) resulting from any such breach or failure of the Purchaser to perform thereafter suffered or incurred by the Representing Parties and/or the Company.

                (e) No party shall have any Liability hereunder for any Damages suffered or incurred by any other party or any Indemnitee resulting from any breach of any representation or warranty made by any party in this Agreement or the failure of any party to perform any of its covenants or obligations hereunder unless a Proceeding to recover such Damages is initiated prior to expiration of the applicable survival period set forth in Section 11.1(a).

        11.3 NO CONTRIBUTION.

        The Representing Parties hereby waive and acknowledge and agree that they shall not have and shall not exercise or assert, against the Purchaser or any Indemnitee, or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Purchaser to seek reimbursement or recovery of any amount paid to any Indemnitee as indemnification for Damages pursuant to this Section 11. It is the intention of the parties that after the Closing the remedy for the Purchaser or any Indemnitee seeking indemnification from the Representing Parties hereunder be a remedy solely against the Representing Parties and not against the Company; accordingly, the Representing Parties agree to the waivers contained in this
Section 11.3. The Representing Parties further acknowledge that the waivers, acknowledgments and agreements of such Representing Parties contained in this Section are an essential inducement to the Purchaser in entering into this Agreement and agreeing to consummate the Transactions.

        11.4 DEFENSE OF THIRD PARTY CLAIMS.

        In the event of the commencement by any Person of any Proceeding (whether against the Purchaser, any other Indemnitee or any other Person) with respect to which the Representing Parties may become obligated hereunder to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 11, the party to be indemnified (the "Indemnified Party") shall reasonably promptly, but in any event within thirty (30) days following the Indemnified Party's actual knowledge thereof, notify the Person who may become obligated to indemnify the Indemnified Party pursuant to this
Section 11 (the "Indemnifying Party") of such Proceeding by providing written notice to the Representing Parties. In any such event, the Indemnified Party(ies) shall proceed with the defense of such Proceeding and shall bear and pay all costs and expenses (including attorneys fees and costs) in connection with the Indemnified Party's(ies') defense of any such Proceeding (whether or not incurred by the Indemnified Party(ies)).

        In connection with the defense of any such Proceeding:

                (a) the Indemnified Party(ies) shall be entitled to indemnification for all expenses reasonably incurred and relating to the defense of such claim or Proceeding to the extent such expenses are indemnifiable Damages under the terms of this Section 11;

                (b) the Indemnified Party(ies) shall keep the Representing Parties informed of all material developments and events relating to such claim or Proceeding;

                (c) the Indemnifying Party(ies) shall have the right to participate in the defense of such claim or Proceeding at his own expense; and

                (d) the Indemnified Party(ies) shall not consent to the entry of any judgement or settle, adjust or compromise such Proceeding without the prior written consent of the Representing Parties, which consent shall not be unreasonably withheld.

        11.5 SOLE REMEDY.

        Other than rights to equitable relief, the sole remedy available to any Indemnitee for any breach, as of the Closing Date (or if this Agreement shall have been terminated pursuant to Section 10 prior to the Closing Date, as of the date of this Agreement), of any representation or warranty made by any party to this Agreement or the failure of any party to this Agreement to perform any of its covenants or obligations hereunder shall be limited to the rights set forth in this Section 11.

        11.6 INDEMNIFICATION OF PERSONS OTHER THAN THE INDEMNITEES.

        No Person other than an Indemnitee (or any successor or assignee thereof) shall be permitted to assert any indemnification claim under this Agreement unless the Purchaser, the Company and the LLC shall have consented to the assertion of such indemnification claim.

12.     MISCELLANEOUS.

        12.1 FURTHER ASSURANCES.

        Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

        12.2 FEES AND EXPENSES.

        The Company shall bear and pay all legal and accounting fees and reasonable costs and expenses that have been incurred or that are in the future incurred by or on behalf of the Selling Shareholders and the Company in connection with the Transactions. The Purchaser shall bear and pay all legal and accounting fees and reasonable costs and expenses that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with the Transactions.

        12.3 ATTORNEYS' FEES.

        If any legal action or other legal proceeding (including arbitration) relating to the Transactions or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the Person presiding over such action or other proceeding may award reasonable attorneys' fees, costs and disbursements to the prevailing party (in addition to any other relief to which the prevailing party may be entitled).

        12.4 TRANSFER TAXES.

        The Company shall be responsible for sales, use and transfer taxes, including any value added, gross receipts, stamp duty and real, personal or intangible property transfer taxes, due by reason of the consummation of the Transactions, including any interest or penalties in respect thereof, other than transfer taxes imposed upon the exchange of any Company Stock for Purchaser Stock in connection with this Agreement and the Merger.

        12.5 GOVERNING LAW; ARBITRATION.

                (a) This Agreement is to be construed in accordance with and governed by the laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the State of California to the rights and duties of the parties.

                (b) Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its then existing Commercial Arbitration rules and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be appointed by mutual agreement of Purchaser and Representing Parties involved in such controversy or claim, but, if the Purchaser and such Representing Parties fail to agree, the arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. The place of the arbitration shall be San Francisco, California and the governing law shall be the laws of the State of California in accordance with Section 12.5(a) of this Agreement.

        12.6 SUCCESSORS AND ASSIGNS.

        Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and the Indemnitees and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Stock from time to time. None of the parties hereto may assign any of its or their rights or obligations hereunder to any other party (by contract, operation of law or otherwise) without the prior written consent of the other, which consent shall not be unreasonably withheld, and any attempted assignment in violation thereof shall be void and of no effect.

        12.7 ENTIRE AGREEMENT.

        This Agreement, the Schedules and the Exhibits hereto, the other Transactional Agreements, the Rights Agreement and the other documents contemplated expressly hereby and thereby constitute the full and entire understanding and agreement among the parties thereto with regard to the subjects hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

        12.8 SEPARABILITY.

        In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless such provision is material to the terms of this Agreement, in which case the Purchaser, the Company each Representing Party shall in good faith agree upon such amendments as are necessary to restore the original intent and arrangement between the parties.

        12.9   AMENDMENTS.

        This Agreement may be amended or modified only upon the written consent of (i) Bain, (ii) a majority in number of the other Selling Shareholders, (iii) at all times prior to its dissolution, the LLC, (iv) the Company, and (v) the Purchaser. Any amendment or modification effected pursuant to this Section 12.9 shall be binding upon each Holder, the Company, the Purchaser and Merger Sub.

        12.10 NOTICES.

        Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered and given (a) on the date delivered or given, when delivered or given by hand or by telecopier during business hours, (b) one business day after being delivered or given by courier or next-day express delivery service, or (c) two business days after being delivered or give by registered mail to the address set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

if to the Company:

        Fresh Samantha, Inc.
        84 Industrial Park Road
        Saco, ME  04072
        Attention:  Douglas Levin
        Telecopier: (207) 284-8331

with copies to:


        Verrill & Dana, LLP
        One Portland Square
        P.O. Box 586
        Portland, ME 04112-0586
        Attention:  Mark Googins
        Telecopier: (207) 774-7499


        Ropes & Gray
        One International Plaza
        Boston, MA  02110-2624
        Attention:  Howard S. Glazer
        Telecopier: (617) 951-7050


        Drummond Woodsum & MacMahon
        245 Commercial Street
        P.O. Box 9781
        Portland, ME  04104-5081
        Attention:  Michael High
        Telecopier: (207) 772-3627


if to the LLC:

        c/o Fresh Samantha, Inc.
        84 Industrial Park Road
        Saco, ME  04072
        Attention:  Douglas Levin
        Telecopier: (207) 284-8331
        and

        c/o Bain Capital, Inc.
        Two Copley Square, 7th Floor
        Boston, MA  02116
        Attention:  Andrew Balson
        Telecopier: (617) 572-3274

        with copies to:


        Verrill & Dana, LLP
        One Portland Square
        P.O. Box 586
        Portland, ME 04112-0586
        Attention:  Mark Googins
        Telecopier: (207) 774-7499


        Ropes & Gray
        One International Plaza
        Boston, MA  02110-2624
        Attention:  Howard S. Glazer
        Telecopier: (617) 951-7050


        Drummond Woodsum & MacMahon
        245 Commercial Street
        P.O. Box 9781
        Portland, ME  04104-5081
        Attention:  Michael High
        Telecopier: (207) 772-3627

if to Bain:

        c/o Bain Capital, Inc.
        Two Copley Square, 7th Floor
        Boston, MA  02116
        Attention:  Andrew Balson
        Telecopier: (617) 572-3274

        with a copy to:


        Ropes & Gray
        One International Plaza
        Boston, MA  02110-2624
        Attention:  Howard S. Glazer
        Telecopier: (617) 951-7050


if to RGIP, LLC:

        c/o Ropes & Gray
        One International Place
        Boston, MA  02110
        Attention:  Kevin Smith
        Telecopier:  (617) 951-7050
        with a copy to:


        Ropes & Gray
        One International Plaza
        Boston, MA  02110-2624
        Attention:  Howard S. Glazer
        Telecopier: (617) 951-7050


if to JIP Enterprises, Inc.

        c/o ATC Trustees BVI Ltd.
        Abbott Building, 2nd Floor
        Box 933
        Road Town, Tortola, BVI
        Telecopier:


if to any other Selling Shareholder:

        c/o Fresh Samantha, Inc.
        84 Industrial Park Road
        Saco, ME  04072
        Attention:  Douglas Levin
        Telecopier: (207) 284-8331

        with a copy to:


        Drummond Woodsum & MacMahon
        245 Commercial Street
        P.O. Box 9781
        Portland, ME  04104-5081
        Attention:  Michael High
        Telecopier: (207) 772-3627


if to the Purchaser:

        Odwalla, Inc.
        120 Stone Pine Road
        Half Moon Bay, CA  94019
        Attention:  D. Stephen C. Williamson
        Telecopier: (650) 712-5967

        with a copy to:

        Morrison & Foerster LLP
        425 Market Street
        San Francisco, California 94105
        Attention: Robert Townsend, Esq.
        Telecopier: 415-268-7522

        12.11 PUBLICITY AND USE OF CONFIDENTIAL INFORMATION.

                (a) Notwithstanding anything to the contrary contained in any agreement among the parties hereto, the Purchaser shall have the right to disclose the information provided to the Purchaser by the Company and the Sel ling Shareholders in accordance with Section 9.2, the terms of this Agreement and the identity of the Company in the Proxy Statement, through the use of printed offering materials or otherwise or as otherwise required by applicable legal requirements.

                (b) The Company and the Representing Party, on the one hand, and Purchaser, on the other hand, shall keep strictly confidential, and shall not use, or disclose to any other Person, any non-public document or other information in the Representing Party's possession, on the one hand, and in Purchaser's possession, on the other hand, that relates directly or indirectly to the business of the Company or any Affiliate of the Company, on the one hand, or the Purchaser or any Affiliate of the Purchaser, on the other hand; provided, however, that the Purchaser, the Company and the Representing Party may disclose such non-public information as required by any applicable law or rule to which Purchaser, the Company or the Representing Party is subject, including the Exchange Act and the rules of the NASD.

                (c) Except as set forth in Section 9.5, neither the Representing Parties, the Company and the LLC, on the one hand, nor the Purchaser, on the other hand, shall issue or disseminate any press release or other publicity concerning any of the Transactions, or permit any press release or other publicity concerning any of the Transactions to be issued or otherwise disseminated on its behalf without the prior written consent of the Purchaser, in the case of the Representing Parties and the Company, or the Company, in the case of the Purchaser; provided, however, that the Purchaser, the Company and the Representing Party may disclose or disseminate such information as required by any applicable law or rule to which Purchaser, the Company or the Representing Parties is subject, including the Exchange Act and the rules of the NASD.

        12.12 COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        12.13 DELAYS OR OMISSIONS; WAIVERS.

                (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise or waiver of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        12.14 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE.

                (a) All remedies, either under this Agreement or by law or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

                (b) Each of the parties hereto agrees that if the conditions to such party's obligation to consummate the Merger have been satisfied as set forth in Sections 4.1 or 4.2, as the case may be, and such party nonetheless refuses to consummate the Merger, then the other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such obligation to consummate the Merger, and (ii) an injunction restraining such non-performance.

        12.15 HEADINGS.

        The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        12.16 CONSTRUCTION.

                (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                (d) Except as otherwise specified, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND PLAN OF MERGER as of the date set forth in the first paragraph hereof.



COMPANY:                                    FRESH SAMANTHA, INC.,
                                            a Maine corporation

                                            By: /s/ Douglas Levin
                                               ---------------------------------
                                               Name: Douglas Levin
                                               Title:   Chief Executive Officer

PURCHASER:                                  ODWALLA, INC.,
                                            a California corporation

                                            By: /s/ D. Stephen C. Williamson
                                               ---------------------------------
                                               Name: D. Stephen C. Williamson
                                               Title:   Chief Executive Officer

MERGER SUB:                                 ORANGE ACQUISITION SUB, INC.,
                                            a Maine corporation

                                            By: /s/  D. Stephen C. Williamson
                                               ---------------------------------
                                               Name:  D. Stephen C. Williamson
                                               Title:    Chief Executive Officer

LLC:                                        SAMANTHA INVESTORS, LLC
                                            a Massachusetts limited liability
                                            company

                                            By: /s/ Mark E. Nunnelly
                                               ---------------------------------
                                               Name: Mark E. Nunnelly
                                               Title:    Authorized Person

SELLING SHAREHOLDERS:                       BAIN CAPITAL FUND VI, L.P.,
                                            By:  Bain Capital Partners VI, L.P.,
                                               its general partner
                                               By:  Bain Capital Investors VI,
                                               Inc., its general partner

                                            By: /s/ Mark E. Nunnelly
                                               ---------------------------------
                                               Name:  Mark E. Nunnelly
                                               Title:  Managing Director

                                            BCIP ASSOCIATES II
                                            BCIP TRUST ASSOCIATES II
                                            BCIP ASSOCIATES II-B
                                            BCIP TRUST ASSOCIATES II-B
                                            BCIP ASSOCIATES II-C,
                                                      By: Bain Capital, Inc.,
                                                      their Managing Partner

                                            By:  /s/ Mark E. Nunnelly
                                               ---------------------------------
                                               Name: Mark E. Nunnelly
                                               Title:  Managing Director

                                            PEP INVESTMENTS PTY LTD.,
                                                      By: Bain Capital, Inc.
                                                      its Attorney-in-Fact

                                            By: /s/ Mark E. Nunnelly
                                               ---------------------------------
                                               Name: Mark E. Nunnelly
                                               Title:  Managing Director

                                            RGIP, LLC,
                                            a Delaware limited liability company

                                            By: /s/ J. Bradford Malt
                                               ---------------------------------
                                               Name: J. Bradford Malt
                                               Title:  Authorized Person

                                            JIP ENTERPRISES, INC.,
                                            a British Virgin Islands corporation

                                            By: /s/ Juan Prado
                                               ---------------------------------
                                               Name: Juan Prado
                                               Title:  Authorized Person


                                            /s/ Robert Carter, Jr.
                                            ------------------------------------
                                               Robert Carter, Jr.,
                                               an individual


                                            /s/ Julie Carter
                                            ------------------------------------
                                               Julie Carter,
                                               an individual


                                            /s/ Michael D. Carter
                                            ------------------------------------
                                                Michael D. Carter,
                                                an individual


                                            /s/ Douglas Levin
                                            ------------------------------------
                                               Douglas Levin,
                                               an individual


                                            /s/ Martha Carter
                                            ------------------------------------
                                               Martha Carter,
                                               an individual


                                            /s/ Abby Carter
                                            ------------------------------------
                                               Abby Carter,
                                               an individual